LOAN AGREEMENT



                                   Dated as of



                                  July 17, 1998



                                     Between



                       HYDROCHEM INDUSTRIAL SERVICES, INC.

                                       AND

                      BANK ONE, TEXAS, NATIONAL ASSOCIATION









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                                TABLE OF CONTENTS


SECTION 1.        DEFINITIONS; INTERPRETATION.................................1
         Section 1.1.      Definitions........................................1
         Section 1.2.      Interpretation.....................................9

SECTION 2.        LOAN.......................................................10
         Section 2.1.      Construction Loan.................................10
         Section 2.2.      The Note..........................................12
         Section 2.3.      Repayment of Loan.................................12
         Section 2.4.      Loan Interest Rate................................13
         Section 2.5.      Conversion and Extension..........................14
         Section 2.6.      Use of Proceeds...................................15
         Section 2.7.      Notice of Change in Interest Rate.................15
         Section 2.8.      Collateral........................................15

SECTION 3.        PAYMENTS AND FEES..........................................16
         Section 3.1.      Method of Payment.................................16
         Section 3.2.      Prepayment........................................16
         Section 3.3.      Commitment Fee....................................16

SECTION 4         CONDITIONS TO LOAN.........................................16
         Section 4.1.      Initial Advance...................................16
         Section 4.2       Conditions to Subsequent Advances.................19
         Section 4.3       Waiver of Conditions..............................20

SECTION 5.        REPRESENTATIONS AND WARRANTIES.............................20
         Section 5.1.      Corporate Organization............................20
         Section 5.2.      Corporate Power and Authority; Validity...........20
         Section 5.3.      No Violation......................................20
         Section 5.4.      Litigation........................................20
         Section 5.5.      Investment Company Act............................21
         Section 5.6.      Public Utility Holding Company Act................21
         Section 5.7.      True and Complete Disclosure......................21
         Section 5.8.      Financial Statements..............................21
         Section 5.9.      No Material Adverse Effect........................21
         Section 5.10.     Taxes.............................................21
         Section 5.11.     ERISA.............................................22
         Section 5.12.     Consents..........................................22
         Section 5.13.     Ownership of Project..............................22
         Section 5.14.     Compliance with Statutes..........................22
         Section 5.15.     Year 2000 Requirement.............................22
         Section 5.16.     Place of Business.................................23



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SECTION 6.        COVENANTS..................................................23
         Section 6.1.      Existence.........................................23
         Section 6.2.      Maintenance.......................................23
         Section 6.3.      Taxes.............................................23
         Section 6.4.      ERISA.............................................23
         Section 6.5.      Insurance.........................................24
         Section 6.6.      Construction Contract and Retainage...............24
         Section 6.7.      Consent to Leases.................................24
         Section 6.8.      Financial Reports and Other Information...........24
         Section 6.9.      Lender Inspection Rights..........................26
         Section 6.10.     Restricted Payments...............................26
         Section 6.11.     Environmental Laws................................26
         Section 6.12.     Restrictions on Fundamental Changes...............26
         Section 6.13.     Liens.............................................27
         Section 6.14.     Debt..............................................27
         Section 6.15.     Transfer of Assets................................27
         Section 6.16.     Completion Deadline...............................27
         Section 6.17.     Compliance with Laws..............................27
         Section 6.18      Intentionally Omitted.............................27
         Section 6.19.     Minimum Consolidated Net Worth....................27
         Section 6.20.     Fixed Charge Coverage Ratio.......................27

SECTION 7.        EVENTS OF DEFAULT AND REMEDIES.............................28
         Section 7.1.      Events of Default.................................28
         Section 7.2.      Non-Bankruptcy Defaults...........................30
         Section 7.3.      Bankruptcy Defaults...............................31
         Section 7.4.      Application of Proceeds from Collateral...........31
         Section 7.5.      Deficiency........................................31

SECTION 8.        MISCELLANEOUS..............................................32
         Section 8.1.      No Waiver of Rights...............................32
         Section 8.2       Non-Business Day..................................32
         Section 8.3.      Documentary Taxes.................................32
         Section 8.4.      Survival of Representations.......................32
         Section 8.5.      Survival of Indemnities...........................32
         Section 8.6.      Setoff............................................32
         Section 8.7.      Notices...........................................33
         Section 8.8.      Counterparts......................................34
         Section 8.9.      Successors and Assigns............................34
         Section 8.10.     Participations in Borrowings and Notes;
                           Transfers of Borrowings and
                           Notes.............................................34
         Section 8.11.     Amendments........................................36
         Section 8.12.     Headings..........................................36
         Section 8.13.     Legal Fees, Other Costs and Indemnification.......36
         Section 8.14      GOVERNING LAW; ARBITRATION; SUBMISSION TO
                           JURISDICTION......................................36

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         Section 8.15.     Severability......................................38
         Section 8.16.     Change in Accounting Principles or Tax Laws.......38
         Section 8.17.     Notice............................................39

EXHIBITS

Exhibit 2.1A      -        Form of Request for Advance
Exhibit 2.1B      -        Form of Affidavit of Bills Paid
Exhibit 2.1C      -        Form of Waiver of Lien
Exhibit 2.3       -        Term Loan Amortization Schedule
Exhibit 6.8       -        Form of Compliance Certificate


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     LOAN AGREEMENT,  dated as of July 17, 1998,  between  HydroChem  Industrial
Services, Inc., a Delaware corporation (the "Borrower"), and Bank One, Texas, National Association (the "Lender").

                                   WITNESSETH:

     WHEREAS, the Borrower desires to obtain a commitment from the Lender to make a construction loan to the Borrower; and

     WHEREAS, the Lender is willing to extend such commitment to the Borrower on the terms and subject to the conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

SECTION 1.        DEFINITIONS; INTERPRETATION.

     Section 1.1. Definitions. Unless otherwise defined herein, the following terms shall have the following meanings:

     "Acquisition" means the direct or indirect purchase or acquisition, whether in one or more related transactions, of any Person or group of Persons or any related group of assets, liabilities, or securities of any Person or group of Persons, but excluding those acquisitions that constitute capital expenditures under GAAP.

     "Advance" means an advance of funds by the Lender to the Borrower pursuant to Section 2.1.

     "Advance Request" means a draw request substantially in the form of Exhibit 2.1A.

     "Agreement" means this Loan Agreement, as amended, restated or supplemented from time to time.

     "Architect" means House Reh Burwell.

     "Base Rate" means, for any day, the fluctuating commercial loan rate announced by the Lender from time to time as its base rate for Dollar loans in the United States of America in effect on such day (which base rate may not be the lowest rate charged by the Lender on loans to any of its customers), with any change in the Base Rate resulting from a change in such announced rate to be effective on the date of the relevant change.

     "Benefit Plan" means an employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that is either (i)




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maintained  by the Borrower or the  Guarantor or (ii)  maintained  pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which any of such entities is then making or accruing an obligation to make contributions or has within the preceding five (5) plan years made or had an obligation to make contributions.

     "Borrower"   means  HydroChem   Industrial   Services,   Inc.,  a  Delaware
corporation.

     "Borrower's Credit Facility" means that certain $25,000,000 Credit Agreement dated as of December 31, 1997, by and among the Borrower, certain financial institutions and NationsBank, N.A., successor by merger to NationsBank of Texas, N.A., as agent for such financial institutions, as amended, restated or supplemented from time to time, or any replacement credit facility therefor or supplemental credit facility thereto.

     "Budget" means the budget prepared by the Borrower, and approved by the Lender, setting forth in detail all direct and indirect costs for the construction of the Improvements.

     "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions are generally authorized or obligated by law or executive order to close in Houston, Texas.

     "Capital Expenditures" means, with respect to any Person and with respect to any period of its determination, the consolidated expenditures of such Person during such period that are required to be included in or are reflected by the consolidated property, plant, or equipment accounts of such Person, or any similar fixed asset or long term capitalized asset accounts of such Person, on the consolidated balance sheet of such Persons in conformity with GAAP, but excluding in every instance those expenditures made in connection with an Acquisition, the Project and industrial vacuum services as permitted by the Borrower's Credit Facility.

     "Capital Leases" means, with respect to any Person, any lease of any property by such Person which would, in accordance with GAAP, be required by GAAP to be classified and accounted for as a capital lease on the balance sheet of such Person.

     "Closing Date" means the date the Lender and the Borrower execute the Loan Documents.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Collateral" has the meaning specified in Section 2.8.

     "Collateral Assignment" means the Collateral Assignment of Agreements of even date herewith by the Borrower in favor of the Lender, as amended, restated or supplemented from time to time.

     "Compliance  Certificate" means a certificate  substantially in the form of
Exhibit 6.8.


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     "Consolidated  Interest  Expense" means,  as of any date of  determination, total interest expense of the Borrower and its Subsidiaries, as determined in accordance with GAAP.

     "Consolidated Interest Income" means, with respect to any Person and for any period of its determination, total interest income of such Person, as determined in accordance with GAAP.

     "Consolidated Net Income" means, with respect to any Person and for any period of its determination, the net income (or loss), after provision for Taxes, of such Person, as determined in accordance with GAAP.

     "Consolidated Net Worth" means, as of any date of determination, the Borrower's consolidated stockholders equity as determined in accordance with GAAP.

     "Construction Consultant" means any entity to be chosen by the Lender as the construction consultant pursuant to Section 2.1.

     "Construction Loan" means the Construction Loan described in Section 2.1 that matures on the Construction Loan Maturity Date.

     "Construction Loan Maturity Date" means July 16, 1999.

     "Construction Loan Rate" means the Base Rate minus one-half of one percent (0.5%) per annum.

     "Construction Contract" means the Standard Form of Agreement Between Owner and Design/Builder by and between the Borrower and the Contractor, as amended, restated or supplemented from time to time with the consent of the Lender.

     "Contractor" means D.E. Harvey Builders, Inc. and each other general contractor and/or construction consultant, whether one or more, engaged by the Borrower, and approved in writing by the Lender, to construct or supervise the construction of the Improvements.

     "Contractor Agreement" means the Contractor's Agreement and Subordination of even date herewith, as amended, restated or supplemented from time to time.

     "Conversion Date" has the meaning specified in Section 2.5.

     "Credit Party" means the Borrower, the Guarantor and any other Person which is a party to any Loan Document.

     "Debt" means, with respect any Person, without duplication, (i) indebtedness of such Person for borrowed money, which under GAAP is shown on the balance sheet as a liability (excluding reserves for deferred income taxes, deferred pension liability, trade and other accounts

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payable,  and other deferred  revenue,  deferred  expenses and  reserves);  (ii)
obligations  of such Person  evidenced  by bonds,  debentures,  notes,  or other
similar   instruments  and  which  constitute   liabilities  under  GAAP;  (iii)
obligations of such Person to pay the deferred purchase price of property or services (other than trade debt and normal operating liabilities incurred in the ordinary course of business) and which constitute liabilities under GAAP; (iv) obligations of such Person as lessee under Capital Leases; (v) obligations of such Person under any swap, hedge, cap, collar or similar agreement; (vi) obligations of such Person under or relating to letters of credit, guaranties, purchase agreements, endorsements, or other creditor assurances assuring a creditor against loss in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (v) of this definition (other than endorsements of negotiable instruments for collection in the ordinary course of business and other contractual commitments), whether direct or indirect in connection with obligations, stocks, or dividends of any Person; and (vii) nonrecourse indebtedness or obligations of others of the kinds referred to in clauses (i) through (vi) of this definition secured by any Lien on or in respect of any property of such Person, whether or not the indebtedness or obligations secured thereby shall have been assumed. For the purposes of determining the amount of any Debt, the amount of any Debt described in clause (vi) of the definition of Debt shall be valued at the maximum amount of the contingent liability thereunder, and the amount of any Debt described in clause (vii) that is not covered by clause (vi) shall be valued at the lesser of the amount of the Debt secured or the book value of the property securing such Debt.

     "Debt Service" means, for any period of its determination, the sum of (i) scheduled principal payments on long term Debt during such period plus (ii) Interest Charges accrued during such period.

     "Deed of Trust" means the Deed of Trust (with Security Agreement and Assignment of Rents and Leases) of even date herewith covering, among other things, the Land and the Improvements, as amended, restated or supplemented from time to time.

     "Default" means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

     "Default Rate" means the sum of two percent (2%) plus the Construction Loan Rate or the Term Loan Rate, as applicable, during the period for which the Default Rate applies.

     "Dollar" and "U.S. Dollar" and the sign "$" means lawful money of the United States of America.

     "EBITDA" means, with respect to any Person and for any period of its determination, the Consolidated Net Income of such Person for such period, plus the Consolidated Interest Expense, Taxes based on income or revenues, and minus any Consolidated Interest Income and extraordinary gains of such Person for such period and included in the calculation of Consolidated Net Income, plus the consolidated depreciation and amortization of such Person for such period.

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     "Environmental  Claims"  means any and all  administrative,  regulatory  or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violations, investigations or proceedings relating to any Environmental Law ("Claims") or any permit issued under any Environmental Law, including, without limitation, (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (ii)
any  and  all  Claims  by  any  third  party  seeking   damages,   contribution,
indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health or safety in relation to the environment.

     "Environmental   Indemnity"  means  the  Certificate  and   Indemnification
Regarding Hazardous Substances executed by the Borrower and the Guarantor in favor of the Lender of even date herewith, as amended, restated or supplemented from time to time.

     "Environmental Law" means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect, including any judicial or administrative order, consent, decree or judgment relating to (i) the environment, (ii) health or safety in relation to the environment or (iii) Hazardous Materials.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Event of Default"  means any of the events or  circumstances  specified in
Section 7.1.

     "Fixed Charge Coverage Ratio" means as of the last day of each fiscal quarter of the Borrower, the ratio of (i) the consolidated EBITDA of the Borrower and its Subsidiaries for the preceding four fiscal quarters then ended, less consolidated cash Taxes paid and Capital Expenditures made by the Borrower and its Subsidiaries during such period, to (ii) Debt Service, plus any cash dividends made by the Borrower during the preceding four fiscal quarters then ended.

     "GAAP" means generally accepted accounting principles from time to time in effect as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board or in such other statements, opinions and pronouncements by such other entity as may be approved by a significant segment of the U.S. accounting profession.

     "Guarantor" means HydroChem International, Inc., a Delaware corporation.

     "Guaranty" by any Person means all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guarantying or in effect guarantying any Debt, dividend or other obligation (including, without limitation, obligations in connection with sales of any property) of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations

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incurred through an agreement,  contingent or otherwise,  by such Person: (i) to purchase such Debt or obligation, or to purchase any property or assets constituting security therefor, primarily for the purpose of assuring the owner of such Debt or obligations of the ability of the primary obligor to make payment of the Debt or obligation; or (ii) to advance or supply funds (x) for the purchase or payment of such Debt or obligation or (y) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Debt or obligation, in each case primarily for the purpose of assuring the owner of such Debt or obligation of the ability of the primary obligor to make payment of the Debt or obligation; or (iii) to lease property or to purchase securities or other property or services of the primary obligor primarily for the purpose of assuring the owner of such Debt or obligation of the ability of the primary obligor to make payment of the Debt or obligation; or (iv) otherwise to assure the owner of the Debt or obligation of the primary obligor against loss in respect thereof. For the purpose of all computations made under this Agreement, the amount of a Guaranty in respect of any obligation shall be deemed to be equal to the amount that would apply if such obligation were the direct obligation of such Person rather than the primary obligor or, if less, the maximum aggregate potential liability of such Person under the terms of the Guaranty.

     "Hazardous Material" shall have the meaning assigned to that term in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Acts of 1986, and shall include any substance defined as "hazardous" or "toxic" or words used in place thereof under any Environmental Law applicable to the Borrower.

     "Hedge Agreement" means that certain ISDA Master Agreement dated as of July 17, 1998, between the Borrower and the Lender.

     "Highest Lawful Rate" means the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Loan or under laws applicable to the Lender, which are presently in effect or, to the extent allowed by applicable law, under such laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow. Determination of the rate of interest for the purpose of determining whether the Loan is usurious under all applicable laws shall be made by amortizing or spreading using the actuarial method during the stated term of the Loan, all interest at any time contracted for, taken, reserved, charged or received from the Borrower in connection with the Loan, as applicable.

     "Improvements"   means  the  office,   laboratory  and  warehouse  building
containing approximately 130,000 square feet and other capital improvements to be constructed on the Land in accordance with the Plans.

     "Indenture" means the Indenture dated as of August 1, 1997, by and among the Borrower, Norwest Bank, Minnesota, N.A., as Trustee, and the Guarantor.

     "Initial Borrowing Date" means the date on which all conditions precedent set forth herein to the initial Advance are satisfied or waived in writing and the initial Advance hereunder occurs.

     "Interest Charges" means, with respect to any Person and for any period of its determination, the Consolidated Interest Expense of such Person during such period plus its capitalized interest during such period, but without adjustment for its interest income during such period determined in accordance with GAAP.

     "Interest Rate Adjustment Date" means the Conversion Date and the last Business Day of each succeeding full three (3) month period thereafter until the Term Loan Maturity Date.

     "Interest Rate Protection Agreement" means any interest rate swap, interest rate cap, interest rate collar or other interest rate hedging agreement or arrangement designed to protect against fluctuations in interest rates.

     "Land" means the tract of land among two (2) contiguous parcels containing approximately 19.4375 acres located at 900 Georgia Avenue, Deer Park, Texas, more particularly described in Exhibit "A" to the Deed of Trust.

     "Lender" is defined in the preamble.

     "LIBOR Rate" means a rate of interest per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%), equal to the offered rate for U.S. Dollar deposits of not less than $1,000,000 for a three (3) month period of time as of 11:00 a.m. City of London, England time two (2) London Business Days prior to the applicable Interest Rate Adjustment Date as shown on the display designated as "British Bankers Assoc. Interest Settlement Rates" on the Telerate System ("Telerate"), Page 3750 or Page 3740 or such other page or pages as may replace such pages on Telerate for the purpose of displaying such rate; provided, however, that if such rate is not available on Telerate then such offered rate shall be otherwise independently determined by the Lender from an alternate, substantially similar independent source available to the Lender or shall be calculated by the Lender by a substantially similar methodology as that theretofore used to determine such offered rate in Telerate.

     "Lien" means any interest in any property or asset in favor of a Person other than the owner of the property or asset and securing an obligation owed to such Person, whether such interest is based on the common law, statute or contract, including, but not limited to, the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale, security agreement or trust receipt, or a lease, consignment or bailment for security purposes.

     "Loan" means the loan in the original principal amount of Seven Million Five Hundred Thousand and No/100 Dollars ($7,500,000.00) made or to be made by the Lender pursuant to Section 2.1, and shall include the Construction Loan and the Term Loan, as applicable.



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


     "Loan Documents" means this Agreement, the Note, the Subsidiary Guaranty, the Deed of Trust, the Collateral Assignment, the Contractor Agreement, the Hedge Agreement, the Advance Requests and any other documents or instruments executed by a Credit Party in connection with this Agreement.

     "London Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions are generally authorized or obligated by law or executive order to close in the City of London, England.

     "Material Adverse Effect" means an effect that results in a material adverse change since March 31, 1998, in (i) the business, properties, assets, financial condition or prospects of the Borrower or the Guarantor or (ii) in the ability of the Borrower or the Guarantor to perform its Obligations under this Agreement, the Note or the other Loan Documents to which it is a party.

     "Note" means the promissory note of the Borrower described in Section 2.2.

     "Obligations" means all obligations of any Credit Party to pay fees, costs and expenses hereunder, to pay principal or interest on the Loan and to pay any other obligations to the Lender arising under or in relation to any Loan Document.

     "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

     "Permitted Liens" means the Liens described in Section 6.13.

     "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including a government or any agency or political subdivision thereof.

     "Personalty" means all equipment, fixtures, furnishings, and other articles of personal property now owned or hereafter acquired and attached to or used in or about the Improvements that are necessary for the use and occupancy of the Improvements for the purposes for which they were or are to be attached, placed, erected, constructed or developed, or which personal property is or may be used in or related to the planning, development, financing or operation of the Improvements (excluding furniture, office equipment, corporate files, books and records, tools, work in progress, finished goods and inventory, computers and computer software, vehicles and trailers situated on the Property), and all renewals of or replacements or substitutions for any of the foregoing.

     "Plans" means the plans  (including  all change orders prior to the Closing
Date) relating to the Improvements prepared by the Architect approved by the Lender, as amended from time to time with the consent of the Lender if required hereby.

     "Project" means the Improvements, the Land and the Personalty.

     "Restricted Payment" shall have the meaning assigned to such term in the Indenture.

     "Senior Subordinated Notes" means the 10 3/8% Series B Senior Subordinated Notes due August 1, 2007, issued pursuant to the Indenture.

     "Subsidiary" means, for any Person, any corporation or other entity of which more than fifty percent (50%) of the outstanding stock or comparable equity interests having ordinary voting power for the election of the board of directors of such corporation, any managers of such limited liability company or similar governing body (irrespective of whether or not, at the time, stock or other equity interests of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by such Person, as applicable.

     "Subsidiary Guaranty" means the Guaranty of the Guarantor in favor of the Lender of even date herewith, as amended, restated or supplemented from time to time.

     "Taxes" has the meaning specified in Section 5.10 hereof.

     "Term Loan" means the Term Loan described in Section 2.5 that matures on the Term Loan Maturity Date, provided the Borrower qualifies for and elects to convert the Construction Loan to the Term Loan.

     "Term Loan Maturity Date" has the meaning specified in Section 2.3(b) hereof.

     "Term Loan Rate" means the LIBOR Rate, as adjusted every three (3) month period and in effect on each Interest Rate Adjustment Date, plus 1.75% per annum.

     "Title Agent" means Charter Title Company.

     "Title  Commitment"  means the Commitment for Title Insurance  described in
Section 4.1(j) hereof.

     "Title Company" means Lawyers Title Insurance Company.

     "Title Policy" means the Mortgage  Policy of Title  Insurance  described in
Section 4.1(j) hereof.

     "Unfunded Vested Liabilities" means, for any Benefit Plan at any time, the amount (if any) by which the present value of all vested nonforfeitable accrued benefits under such Benefit Plan exceeds the fair market value of all Benefit Plan assets allocable to such benefits, determined as of the then most recent valuation date for such Benefit Plan, but only to the extent that such excess represents a potential liability of the Borrower to the PBGC or such Benefit Plan.

     Section 1.2. Interpretation. The foregoing definitions shall be equally applicable to the singular and plural forms of the terms defined. All references to times of day in this Agreement shall be references to Houston, Texas time unless otherwise specifically provided.

SECTION 2.        LOAN.

     Section 2.1. Construction Loan. Subject to the terms and conditions hereof, the Lender agrees to make the Construction Loan to the Borrower in Advances in an aggregate amount not to exceed $7,500,000 as follows:

          (a) An initial Advance in the amount of $3,186,606 shall be made on the Closing Date. The remaining Construction Loan proceeds shall be advanced to the Borrower by the Lender (i) during the course of the construction of the Improvements in accordance with the terms herein and the other Loan Documents, and (ii) in accordance with a schedule to be submitted by the Borrower and approved by the Lender which will allow that disbursements be made upon a percentage of completion basis.

          (b) Disbursements (other than the Initial Advance) shall be made not more frequently than once a month. Disbursements shall be made only after notice is given to the Lender five (5) Business Days prior to the requested date for each such disbursement and in the draw request form attached hereto as Exhibit 2.1A (an "Advance Request"). Such form shall be accompanied by an Affidavit of Bills Paid in the form attached hereto as
     Exhibit 2.1B, and a Waiver of Lien in the form attached hereto as Exhibit 2.1C, executed by the Contractor and each subcontractor, respectively. Disbursement requests shall be submitted by the Borrower and the Contractor on AIA forms for review and approval of the Construction Consultant, if one has been retained by the Lender, which will report to the Lender, or otherwise directly to the Lender. All disbursements must conform to the Budget for the materials and/or services covered by such disbursement request; no variances will be permitted without the Lender's prior written approval which shall not be unreasonably withheld or delayed.

          (c) Bills or statements for all expenses for which a disbursement is requested shall be presented to the Lender along with the request for disbursement. All requests for disbursement shall include certification by the Borrower, and, if the draw is in excess of $50,000, the Construction Consultant, if any, that all labor and material for which disbursement is requested have gone into the construction of the Improvements according to the Plans in accordance with the Budget and that the remaining undisbursed portion of the Construction Loan are adequate to complete the construction of the Improvements.

          (d) Unless otherwise approved by the Lender, no disbursements of the Construction Loan proceeds shall be made if Default or an Event of Default has occurred and is continuing. The Lender shall not be obligated at any time to disburse proceeds of the Construction Loan in excess of the Budget or that recommended by the Construction Consultant nor shall the Lender be obligated to disburse proceeds of the Loan for materials stored off of the Land. As a condition of each draw, the Lender must be satisfied that sufficient funds are available to complete the Improvements.

          (e) Each disbursement must be accompanied by an endorsement to the Title Policy, obtained by the Borrower at the Borrower's sole expense, which endorsement shall provide that the coverage afforded by the Title Policy reflects the amounts that have been advanced.

          (f) All interim disbursements of Construction Loan proceeds for construction work shall be subject to a ten percent (10%) retainage requirement, except as provided in Section 5.1.1.1 of the Construction Contract. Any retainage with respect to a subcontract will be released in accordance with the terms of the Construction Contract, conditioned upon no Default or Event of Default having occurred and be continuing, and receipt by the Lender of a lien waiver from such subcontractor. Final disbursement to the Contractor, including retainage, shall be subject and conditioned upon the Lender having secured the following, in addition to any requirements under the Construction Contract: (i) a certificate of completion prepared and submitted by the Borrower and approved by the Construction Consultant, if any, which certificate shall contain only such qualifications as are acceptable to the Lender, in the Lender's sole discretion, and indicating that the construction on the Land has been completed substantially in accordance with the Budget, all construction has been completed in a good and workmanlike manner, all applicable zoning, building or other governmental codes or regulations have been complied with, there are no known structural deficiencies, and all mechanical equipment, including, without limitation, plumbing, air conditioning and heating, electrical, and kitchen equipment, if any, is in good working order, normal wear and tear accepted, and any and all subcontractors, suppliers and laborers have been paid in full or will be paid with the final disbursement for all labor and materials provided to the Borrower for the construction of the Project; (ii) a certificate of completion executed by the Contractor and filed with the Office of the Recorder of Harris County, Texas, (iii) an affidavit executed by the Contractor satisfactory to the Lender, the Lender's counsel and the Title Company in their sole discretion, stating, among other things, that all work has been completed in accordance with the Budget approved by the Lender; (iv) lien waivers from any and all subcontractors, in form and substance satisfactory to the Lender, the Lender's counsel and the Title Company in their sole discretion; (v) a certificate of occupancy for the Improvements; (vi) if required by the Lender, an "as-built" Survey, approved by the Lender, showing the location of the Improvements and showing no encroachment by any of the Improvements, any boundary line, easement, building setback line or other restricted area; (vii) if required by the Lender, a complete set of "as-built" plans and specifications, certified as accurate in all material respects by the Contractor; and (viii) any and all other additional documents as the Lender may reasonably request.

     The Lender shall retain the services of the Construction Consultant in order to monitor the progress of the construction of the Improvements. The Construction Consultant shall approve the Plans, perform inspections of the Improvements during construction, including, without limitation, at the time of each Advance, and perform a final inspection at completion (which final inspection shall be an additional condition to payment of the Advance for retainage withheld from the Contractor under this Section 2.1). The Borrower shall pay directly to the Construction Consultant, within ten (10) days after written request therefor, the fees and expenses of the Construction Consultant incurred by the Lender. The Borrower shall cooperate with the Construction Consultant and shall cause the Contractor, each subcontractor, and the employees of each of them to cooperate with the Construction Consultant and, upon request, shall furnish the

Construction Consultant whatever the Construction Consultant may consider necessary or useful in connection with the performance of the Construction Consultant's duties. Without limiting the generality of the foregoing, the Borrower shall furnish or cause to be furnished such items as working details, the Plans and details thereof, samples of materials, licenses, permits, certificates of public authorities, building codes, and copies of the contracts between the Borrower and the Contractor.

     Section 2.2. The Note. The obligation of the Borrower to repay the Loan shall be evidenced by a promissory note executed by the Borrower, payable to the order of the Lender, in the principal amount of the Loan and dated of even date herewith, and shall be full recourse to the Borrower and to the Guarantor.

     Section 2.3. Repayment of Loan.

          (a) Construction Loan. The Borrower shall repay the unpaid principal amount of the Construction Loan, plus interest thereon, as follows:

               (i) Commencing on the last Business Day of October, 1998, and continuing regularly and quarterly thereafter on the last Business Day of each fiscal quarter until the earlier of July 16, 1999 (the "Construction Loan Maturity Date") or the Conversion Date, interest only at the Construction Loan Rate on the outstanding principal, shall be due and payable; and

               (ii) A final installment in the amount of all outstanding principal, plus accrued and unpaid interest, shall be due and payable on the Construction Loan Maturity Date, unless the Borrower satisfies the conditions of converting the Construction Loan to the Term Loan described in Section 2.5 and elects to convert the Construction Loan to the Term Loan in the manner hereafter described, in which case the Borrower shall pay interest only at the Construction Loan Rate on the outstanding principal on the Conversion Date.

          (b) Term Loan. If the Borrower satisfies the conditions of converting the Construction Loan to the Term Loan described in Section 2.5 hereof, and elects to convert the Construction Loan to the Term Loan in the manner hereinafter described, the Borrower shall repay the unpaid principal amount of the Term Loan, plus interest thereon, as follows:

               (i) On the last Business Day of the first full three (3) month period after the Conversion Date, and continuing regularly and quarterly thereafter on the last Business Day of each and every three
          (3) month period until July 16, 2006 (the "Term Loan Maturity Date"), quarterly payments of principal shall be made as set forth in Exhibit 2.3, together with all accrued and unpaid interest on the Term Loan at the Term Loan Rate; and

               (ii) A final installment in the amount of all outstanding principal, plus all accrued and unpaid interest thereon at the Term Loan Rate and any other unpaid amounts due and payable to the Lender, shall be due and payable on the Term Loan Maturity Date.

     Section 2.4. Loan Interest Rate.

          (a) Construction Loan. Prior to the Conversion Date, the unpaid principal amount of Advances on the Construction Loan shall bear interest prior to maturity at a per annum rate equal to the lesser of (i) the Highest Lawful Rate or (ii) the Construction Loan Rate.

          (b) Term Loan. If the Borrower satisfies the conditions of converting the Construction Loan to the Term Loan described in Section 2.5 hereof and elects to convert the Construction Loan to the Term Loan in the manner hereinafter described, during the period commencing on the first day after the Conversion Date and ending on the Term Loan Maturity Date, the unpaid principal amount of the Term Loan shall bear interest prior to maturity at a per annum rate equal to the lesser of (i) the Highest Lawful Rate or (ii) the Term Loan Rate.

          (c) Default Rate. So long as an Event of Default shall have occurred and be continuing, the unpaid balance of the Loan shall thereafter bear interest at the lesser of (i) the Highest Lawful Rate or (ii) the Default Rate.

          (d) Usury Savings Clause. It is the intention of the Lender to conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby or the Loan would be usurious as to the Lender under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to the Lender notwithstanding the other provisions of this Agreement, the Note or any other Loan Document), then, in that event, notwithstanding anything to the contrary in this Agreement, the Note or any other Loan Document, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under laws applicable to the Lender that is contracted for, taken, reserved, charged or received by the Lender under this Agreement, the Note or any other Loan Document or otherwise shall under no circumstances exceed the Highest Lawful Rate, and any excess shall be credited by the Lender on the principal amount of the Note (or, if the principal amount of the Note shall have been paid in full, refunded by the Lender to the Borrower); (ii) in the event that the maturity of the Note is accelerated by reason of an election of the holder or holders thereof resulting from any Event of Default hereunder or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under laws applicable to the Lender may never include more than the Highest Lawful Rate, and excess interest, if any, provided for in this Agreement, the Note or any other Loan Document or otherwise shall be automatically canceled by the Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by the Lender on the principal amount of the Note (or if the principal amount of the Note shall have been paid in full, refunded by the Lender to the Borrower); and (iii) if at any time the interest provided under this Agreement, the Note or any other Loan Document, together with any other fees payable pursuant to this Agreement, the Note or any other Loan Document and deemed interest under applicable law, exceeds the amount that would have accrued at the Highest Lawful Rate, the amount of interest and any such fees to accrue to the Lender hereunder and thereunder shall be limited to the amount which would have accrued at the Highest Lawful Rate, but any subsequent reductions shall not reduce the interest to accrue to the Lender hereunder and thereunder below the Highest Lawful Rate until the total amount of interest accrued pursuant hereto and thereto and such fees deemed to be interest equals the amount of interest which would have accrued to the Lender if a varying rate per annum equal to the interest hereunder had at all times been in effect plus the amount of fees which would have been received but for the effect hereof; and in each case, to the extent permitted by applicable law, the Lender shall not be subject to any of the penalties provided by law for contracting for, taking, reserving, charging or receiving interest in excess of the Highest Lawful Rate. The Lender hereby elects to determine the applicable rate ceiling under Chapter 1D of
     Article 5069 of the Texas Credit Title Act, Title 79, Texas Revised Civil Statutes by the weekly rate ceiling from time to time in effect, subject to the Lender's right subsequently to change such method in accordance with applicable law.

     Section 2.5. Conversion and Extension.

          (a) The Borrower shall have the option to convert the Construction Loan to the Term Loan, and, thereby, extend the maturity of the Loan to the Term Loan Maturity Date upon satisfaction of the following requirements:

               (i) No Default or Event of Default exists and is continuing;

               (ii) The construction of the Improvements has been completed, substantially in accordance with the Plans and all of the certificates required under Section 2.1(f) hereof have been provided to the Lender;

               (iii) The Borrower provides the Lender with an endorsement to the Title Policy extending the coverage thereof to the Term Loan and that insures that no Liens have been filed against the Project other than the Liens created by the Loan Documents; and

               (iv) The Borrower executes such amendments, extensions, notes or other instruments as may be reasonably required by the Lender to evidence the conversion of the Construction Loan to the Term Loan.

          (b) The Borrower shall exercise its option to convert the Loan hereunder by providing the Lender with written notice no later than ten
     (10) days prior to the Construction Loan Maturity Date that all of the foregoing conditions have or will be satisfied by the Construction Loan Maturity Date. Once the Lender confirms that the Borrower has satisfied all of the conditions to exercising such conversion, and the Borrower has executed any documents described in subsection (a) (iv) foregoing to evidence the conversion, the Lender will notify the Borrower, of that fact which notice will set forth the date (the "Conversion Date") upon which the conversion shall be deemed effective, provided that the Conversion Date shall be no later than the Construction Loan Maturity Date. If the Conversion Date does not occur prior to the Construction Loan Maturity Date, the Loan will be due and payable, in full, on the Construction Loan Maturity Date.

     Section 2.6. Use of Proceeds. The proceeds of the Loan shall be used for the sole purposes of financing the construction of the Improvements on the Land and related costs as set forth in the Budget.

     Section 2.7. Notice of Change in Interest Rate. The Lender shall use its best efforts to notify the Borrower of any change in the Construction Loan Interest Rate or the Term Loan Interest Rate, and until the Borrower is notified by the Lender of such change, the Borrower may continue to make loan payments at the prior applicable interest rate; provided, however, nothing contained herein shall be construed as limiting the Lender's right to collect interest at the applicable rate stated herein and in the Note and the Borrower will promptly pay any shortfall occasioned by the Borrower's underpayment of interest on demand. In the event of an overpayment, the Lender will refund such amount to the Borrower.

     Section 2.8. Collateral. To secure full and complete payment and performance of the Obligations, the Borrower shall execute and deliver or cause to be executed and delivered, effective as of the Closing Date, the documents described below covering the property and collateral described in this Section (which, together with any other property and collateral which may now or hereafter secure the Obligations or any part thereof, is sometimes herein called the "Collateral"):

          (a) The Borrower shall grant to the Lender a first priority lien on the Land, Improvements and Personalty and assign all rents, income, and profits relating to the Project pursuant to the Deed of Trust;

          (b) The Borrower shall collaterally assign, without limitation, all management agreements, construction contracts, architects and engineering contracts and agreements, waste water capacity reservation agreements, and any other contracts, architects and engineering contracts, and agreements pertaining to the Project pursuant to the Collateral Assignment;

          (c) The Borrower shall execute and cause to be executed such further documents and instruments, including without limitation, Uniform Commercial Code financing statements, necessary to evidence and perfect the Lender's Liens in the Collateral; and

          (d) The Guarantor shall guaranty payment of the Obligations and performance by the Borrower of all of the Borrower's agreements under the Loan Documents pursuant to and subject to the limitations set forth in the Subsidiary Guaranty.

SECTION 3.        PAYMENTS AND FEES.

     Section 3.1. Method of Payment. All payments of principal, interest, and other amounts to be made by the Borrower hereunder and under the Note shall be made to the Lender by 2:00 p.m. at its office at 910 Travis, Houston, Texas 77002, in Dollars and in immediately available funds. Whenever any payment hereunder or under the Note shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day and interest shall continue to accrue during such extension.

     Section 3.2. Prepayment. Following five (5) days' prior written notice, the Borrower shall have the right to prepay, at any time and from time to time without premium or penalty, the entire unpaid principal balance of the Note or any portion thereof, with accrued interest to the date of prepayment on the amounts prepaid.

     Section 3.3. Commitment Fee. On the Closing Date, the Borrower will pay to the Lender a commitment fee of $37,500.

SECTION 4         CONDITIONS TO LOAN.

     Section 4.1. Initial Advance. The obligation of the Lender to make the initial Advance of the Loan is subject to the condition precedent that the Lender shall have received all of the following, each in form and substance satisfactory to the Lender on or before the Closing Date (unless otherwise indicated):

          (a) Borrower's and the Guarantor's Organizational Documents. The Borrower will furnish:

               (i) The Certificates of Incorporation of the Borrower and the Guarantor, together with all amendments thereto, certified as true, complete and correct by the Secretary of State of the State of Delaware;

               (ii) The Bylaws of each of the Borrower and the Guarantor, together with all amendments thereto;

               (iii) Resolutions of the Borrower and the Guarantor which authorize the execution, delivery and performance by such Person of the Loan Documents to which it is a party; and

               (iv) a Certificate of Good Standing for each of the Borrower and the Guarantor issued by the State of Delaware;

          (b) Incumbency Certificates. Certificates of Incumbency certified by the authorized officer of each of the Borrower and the Guarantor certifying the names of the respective officers of such Person authorized to sign the Loan Documents to which it is a party together with specimen signatures of such officers;

          (c) Note. The Note executed by the Borrower;

          (d) Collateral Assignment. The Collateral Assignment executed by the Borrower;

          (e) Environmental Indemnity. The Environmental Indemnity executed by the Borrower and the Guarantor;

          (f) Deed of Trust. The Deed of Trust executed by the Borrower;

          (g) Financing Statements. Uniform Commercial Code financing statements executed by the Borrower and covering such Collateral as the Lender may request;

          (h) Contractor Agreement. The Contractor Agreement executed by the Contractor;

          (i) Subsidiary Guaranty. The Subsidiary Guaranty executed by the Guarantor;

          (j) Title Commitment; Insured Closing Letter. A commitment (the "Title Commitment") for mortgagee policy of title insurance (the "Title Policy") issued by the Title Agent, as agent for the Title Company in favor of the Lender showing a policy amount equal to the aggregate amount of the Loan, insuring that the Lender has a valid first lien against the Land, subject to exceptions, if any, acceptable to the Lender. The exception regarding restrictive covenants shall be deleted or shall list such restrictive covenants and insure that they will not affect the validity or priority of the Lender's Lien. To the extent available based on the existing surveys, the standard pre-printed exception regarding any discrepancies, conflicts or shortages in area or boundary lines shall be modified to read only "shortages in area." The standard pre-printed exception regarding taxes shall be modified to read "Standby fees and taxes for the year 1998 and subsequent years not yet due and payable." The Title Policy shall contain the standard pre-printed "pending completion" and "pending disbursements" exceptions and the Borrower shall, at the Borrower's cost and expense, obtain endorsements to the Title Policy as advances are made so that the coverage reflects the amounts that have been advanced under the terms of the Loan Documents. The Title Policy shall also insure access to the Project from a public street. The Title Company shall execute and deliver to the Lender an insured closing letter covering the Title Agent;

          (k) Appraisal. An MAI appraisal of the Project in form and substance satisfactory to the Lender and conducted by an appraiser selected or approved by the Lender. The appraisal shall be commissioned by the Lender but the costs thereof shall be borne by the Borrower;

          (l) Environmental Report. A Phase I Environmental Report and asbestos survey covering the Land in form and substance satisfactory to the Lender and conducted by a firm selected or approved by the Lender, the cost of which report shall be borne by the Borrower, and which report verifies that the Land is free from any Hazardous

     Materials and Hazardous Waste, as those terms are defined by Environmental Laws (as defined in the Environmental Indemnity), including, without limitation, asbestos and diesel fuel (as reflected on the Phase I
     Environmental Assessment). Such Environmental Report shall include a determination action of "wetlands" status and condition. The Borrower shall provide the Lender with evidence in form and substance acceptable to the Lender, in the Lender's sole discretion, indicating that any Hazardous
     Materials or Hazardous Waste previously located on the Land have been properly disposed of in accordance with all applicable laws and regulations;

          (m) Land Use Compliance. Evidence satisfactory to the Lender that the Improvements on the Land comply with the present zoning classification for the Land, if any, and with all subdivision, land use, planning and building and environmental laws, rules, regulations and ordinances;

          (n) Survey. A current survey (the "Survey") of the Land dated not less than one (1) year prior to the Closing Date, which Survey shall be prepared by a professional engineer or surveyor acceptable to the Lender and the Title Company and shall contain, among other matters, the following information: (1) metes and bounds description of the Land showing all corners and points of course changes and/or marked with iron pins or rods;
     (2) the location of all existing and proposed roads, highways, and streets adjoining the Land and the access thereto and all improvements, encroachments, easements, drainage ditches, utilities, parking areas, rights-of-ways, set-back lines and all other matters located upon or effecting the Land; (3) a certification that the Land is not located in any flood hazard area; and (4) a certification on the face of the survey which shall be approved in both form and substance by the Lender and the Lender's legal counsel, and in favor of both the Lender and the Title Company shall have been delivered to the Lender;

          (o) Insurance Policies. Certificates of Insurance evidencing the insurance coverages specified in Section 6.5 hereof;

          (p) UCC Search. The results of a Uniform Commercial Code search (which search shall be ordered by the Lender's counsel but paid for by the Borrower) showing no financing statements or other documents or instruments on file, which have not been previously approved in writing by the Lender, against the Borrower or the Guarantor in the Offices of the Secretary of States of each of Texas and Delaware or Harris County, Texas, such searches to be as of a date no more than ten (10) days prior to the Closing Date;

          (q) Opinion of Counsel. Favorable opinions of legal counsel to the Borrower and the Guarantor in form and substance acceptable to the Lender, as to such matters as the Lender may reasonably request;

          (r) Lien Waivers. An Affidavit of Bills paid executed by the Borrower and a Partial Release of Lien executed by the Contractor and each subcontractor with respect to all work on the construction of the Improvements prior to the Closing Date, together with a list of all subcontractors employed by the Contractor prior to the Closing Date;

          (s) Contracts. Copies of all contracts executed by the Borrower with engineers, the Architect and the Contractor. The Borrower will not agree or consent to any material amendment thereto without the Lender's prior written consent;

          (t) Budget. The Borrower shall furnish the Lender a Budget;

          (u) Soils Test. The Lender shall have been furnished soil compaction and percolation test report, which satisfies the Lender and the Construction Consultant, if any, that the soil conditions are satisfactory for the construction of the Improvements in accordance with the Budget;

          (v) Availability of Utilities. The Borrower shall use best efforts to furnish the Lender with Letters from authorized officials or agents of each governmental entity or public utility furnishing any utility service, including water, sewer, telephone, gas and electricity, to the Project, stating that such service will be made available to the Project within the time required by the proposed schedule of construction in amounts adequate to serve the Project after its completion;

          (w) Plans. The Lender shall have been supplied, and approved, the Plans; and

          (x) Additional Information. Such additional documents, instruments and information as the Lender or the Lender's legal counsel may reasonably request.

     Section 4.2 Conditions to Subsequent Advances. The Lender's obligation to make Advances (after the initial Advance) under this Agreement is further conditioned upon the Borrower satisfying the following conditions:

          (a) Mortgagee Policy. The original Title Policy, issued in strict accordance with the Title Commitment as described in Section 4.1(j), shall be delivered to the Lender within thirty (30) days after the Closing Date, provided that the Borrower can obtain a second Advance prior to such date if the other conditions to such Advance are fulfilled.

          (b) Sufficient Loan Funds. The Borrower shall satisfy the Lender, as a condition of each Advance, that remaining Loan funds are sufficient to complete the Improvements in accordance with the Budget.

          (c) No Liens. No mechanic's or materialman's lien claim or other encumbrance shall have been filed and be in effect against the Land or the Improvements.

          (d) No Casualty. The Improvements shall not have been damaged by fire or other casualty or, in such event, if permitted under the terms and provisions of this Agreement, and the Deed of Trust, the Improvements shall not have been fully repaired and restored or be in the process of being fully repaired and restored, to the state of completion achieved immediately before the casualty.

     Section 4.3 Waiver of Conditions. The Lender may defer any of the foregoing conditions to the Loan and the fact that all of the conditions may not have been satisfied at the time the Lender executes this Agreement or advances any funds pursuant to the Loan shall in no circumstances be considered evidence that the Lender has waived any of such conditions. Any waiver of such conditions must be in writing.

SECTION 5. REPRESENTATIONS AND WARRANTIES.

     The Borrower represents and warrants to the Lender as follows:

     Section 5.1. Corporate Organization. Each of the Borrower and the Guarantor(i) is a duly organized and incorporated corporation in good standing under the laws of the State of Delaware, (ii) has all necessary corporate power to own the property and assets it uses in its business and otherwise to carry on its present business and the business it currently proposes to transact, and
(iii) is duly licensed or qualified and in good standing in the States of Delaware and Texas and each other jurisdiction in which the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect.

     Section 5.2. Corporate Power and Authority; Validity. Each of the Borrower and the Guarantor has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Loan Documents and has taken all necessary corporate action, as applicable, to authorize the execution, delivery and performance of the Loan Documents. Each of the Borrower and the Guarantor has duly executed and delivered each Loan Document to which it is a party and each such Loan Document constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally.

     Section 5.3. No Violation. Neither the execution, delivery nor performance by the Borrower nor the Guarantor of the Loan Documents to which it is a party nor compliance by each of such Persons with the terms and provisions thereof, nor the consummation by each of such Persons of the transactions contemplated herein or therein, will (i) contravene any applicable provision of any law, statute, rule or regulation, or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) conflict with or result in any breach of any term, covenant, condition or other provision of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien other than any Permitted Lien upon any of the property or assets of such Person under the terms of any contractual obligation to which such Person is a party or by which it or any of its properties or assets are bound or to which it may be subject which could not reasonably be expected to have a Material Adverse Effect or (iii) violate or conflict with any provision of the corporate governance documents, as applicable, of such Person.

     Section 5.4. Litigation. There are no lawsuits (including, without limitation, derivative or injunctive actions), arbitration proceedings or governmental proceedings pending or, to the best knowledge of the Borrower, overtly threatened, involving any Credit Party which could reasonably be expected to have a Material Adverse Effect.

     Section 5.5. Investment Company Act. Neither the Borrower nor the Guarantor is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     Section 5.6. Public Utility Holding Company Act. Neither the Borrower nor the Guarantor is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     Section 5.7. True and Complete Disclosure. All factual information heretofore or contemporaneously furnished by the Borrower or the Guarantor in writing to the Lender in connection with any Loan Document or any transaction contemplated therein is, and all other such factual information hereafter furnished by any such Persons in writing to the Lender in connection herewith, any of the other Loan Documents or the Loan will be, true and accurate in all material respects, taken as a whole, on the date of such information and not incomplete by omitting to state any material fact necessary to make the information therein not misleading at such time in light of the circumstances under which such information was provided.

     Section 5.8. Financial Statements. The financial statements heretofore delivered to the Lender for the Borrower have been prepared in accordance with GAAP applied on a basis consistent with the Borrower's financial statements for the previous fiscal year or quarter, as the case may be, except as otherwise noted therein. Each of such annual and interim financial statements fairly presents, or shall fairly present, as the case may be, the financial position of the Borrower and its Subsidiaries as of the dates thereof, and the results of operations for the periods covered thereby, subject in the case of interim financial statements to normal year-end audit adjustments. The Borrower and its Subsidiaries, on a consolidated basis, have no material contingent liabilities or Debt other than those disclosed in the financial statements referred to in this Section 5.8.

     Section 5.9. No Material Adverse Effect. There has occurred no event or effect that has had, or to the best knowledge of the Borrower could reasonably be expected to have, a Material Adverse Effect.

     Section 5.10. Taxes. Each of the Borrower and the Guarantor has filed all tax returns and all other tax returns required to be filed, and have paid all governmental taxes, rates, assessments, fees, charges and levies (collectively, "Taxes") except such Taxes, if any, as are being contested in good faith and for which reserves have been provided in accordance with GAAP. No tax liens have been filed and no claims are being asserted for Taxes, which liens or claims could reasonably be foreseen to have a Material Adverse Effect. The charges, accruals and reserves on the books of each of the Borrower and the Guarantor for Taxes and other governmental charges have been determined in accordance with GAAP.

     Section 5.11. ERISA. With respect to each Benefit Plan, each of the Borrower and the Guarantor has fulfilled its obligations under the minimum funding standards of, and are in compliance in all material respects with, ERISA and with the Code to the extent applicable to it, and have not incurred any liability under Title IV of ERISA to the PBGC or a Benefit Plan other than a liability to the PBGC for premiums under Section 4007 of ERISA. Neither the Borrower nor the Guarantor has any contingent liability with respect to any post-retirement benefits under a welfare plan as defined in ERISA other than liability for continuation coverage described in Part 6 of Title I of ERISA and as disclosed in the financial statements of the Borrower for the fiscal quarter ending March 31, 1998, described in Section 5.8.

     Section 5.12. Consents. All consents and approvals of, and licenses, filings and registrations with, and all other actions of, all governmental agencies, authorities or instrumentalities required to consummate Advances hereunder, on the date of each such Advance, have been obtained or made and are or will be in full force and effect.

     Section 5.13. Ownership of Project. Each of the Borrower and the Guarantor has good title to or a valid leasehold interest in all of its property except to the extent, in the aggregate, no Material Adverse Effect could reasonably be expected to result therefrom, subject to no Liens except Permitted Liens. Each of the Borrower and the Guarantor own or hold valid licenses to use all the material patents, trademarks, permits, service marks and trade names that are necessary to the operation of the business of the Borrower and the Guarantor as presently conducted and contemplated. There are no leases of the Land in effect. Access necessary for the construction and full utilization of the Project for its intended purposes is presently available to the Project over streets or roads which have been dedicated to public use and accepted therefor by appropriate governmental authorities and any permits necessary for connecting the driveways on the Project to such streets or roads have been obtained.

     Section 5.14. Compliance with Statutes. Each of the Borrower and the Guarantor are in compliance in all material respects with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies and have all necessary permits, licenses and other necessary authorizations with respect to the conduct of their businesses and the ownership and operation of their properties.

     Section 5.15. Year 2000 Requirement. All devices, systems, machinery, information technology, computer software and hardware, and other date sensitive technology (jointly and severally its "systems") necessary for the Borrower and the Guarantor to carry on their business as presently contemplated to be conducted, will be Year 2000 Compliant within a period of time calculated to result in no material disruption of any of their business operations. For purposes hereof, "Year 2000 Compliant" means that such systems are designed to be used prior to and after December 31, 1999, and will operate during each such time period without error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century. The Borrower and the Guarantor will (i) undertake a detailed inventory, review, and assessment of all areas within their businesses and operations that could be adversely affected by the failure of the Borrower and the Guarantor to be Year 2000 Compliant on a timely basis; and (ii) if such review reveals such a possible adverse effect, develop a detailed plan and timeline for becoming Year 2000 Compliant on a timely basis.

The Borrower and the Guarantor will, as soon as reasonably practicable, make written inquiry of each of its and its Subsidiaries' key suppliers and vendors, and will use reasonable efforts to obtain in writing confirmations from all such Persons, as to whether such Persons have initiated programs to become Year 2000 Compliant. For purposes hereof, "key suppliers and vendors" refers to those suppliers and vendors of the Borrower and the Guarantor whose business failure could reasonably be expected to have a Material Adverse Effect.

     Section 5.16. Place of Business. Until completion of the Project, the Borrower's chief executive office is located at 6210 Rothway, Houston, Texas 77040 and thereafter at 900 Georgia Avenue, Deer Park, Texas 77536.

SECTION 6. COVENANTS.

     The Borrower covenants and agrees that, so long as the Note or any other Obligation is outstanding hereunder:

     Section 6.1. Existence. Each of the Borrower and the Guarantor will at all times preserve and maintain its corporate existence. The Borrower will at all times own one hundred percent (100%) of the capital stock of the Guarantor and will have the sole right to vote such stock.

     Section 6.2. Maintenance. Each of the Borrower and the Guarantor will maintain, preserve and keep its plants, properties and equipment necessary to the proper conduct of its businesses in reasonably good repair, working order and condition (normal wear and tear excepted) and will from time to time make all reasonably necessary repairs, renewals, replacements, additions and betterments thereto so that at all times such plants, properties and equipment are reasonably preserved and maintained; provided, however, that nothing in this
Section 6.2 shall prevent the Borrower and the Guarantor from discontinuing the operation or maintenance of any such plants, properties or equipment if such discontinuance is, in the judgment of the Borrower or the Guarantor, as applicable, desirable in the conduct of its business and not materially disadvantageous to the Lender.

     Section 6.3. Taxes. Each of the Borrower and the Guarantor will duly pay and discharge all Taxes upon or against it or its properties before payment is delinquent and before penalties accrue thereon, unless and to the extent that the same is being contested in good faith and by appropriate proceedings and reserves have been established in conformity with GAAP.

     Section 6.4. ERISA. Each of the Borrower and the Guarantor will promptly pay and discharge all obligations and liabilities arising under ERISA or otherwise with respect to each Benefit Plan of a character which if unpaid or unperformed might result in the imposition of a material Lien against any properties or assets of the Borrower or the Guarantor and will promptly notify the Lender of (i) the occurrence of any reportable event (as defined in ERISA) relating to a Benefit Plan other than any such event with respect to which the PBGC has waived notice by regulation; (ii) receipt of any notice from PBGC of its intention to seek termination of any Benefit Plan or appointment of a trustee therefor; (iii) the Borrower's or the Guarantor's intention to terminate or withdraw from any Benefit Plan; and (iv) the occurrence of any event that could result in the incurrence of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower or the Guarantor in connection with any post-retirement benefit under a welfare plan benefit (as defined in ERISA).

     Section 6.5. Insurance. The Borrower will maintain (or with respect to all builders risk coverage, cause the Contractor to maintain and in an amount equal to the greater of 100% of the full insurable value of the insurable portions of the Improvements or the Loan amount), with financially sound and reputable insurance companies reasonably acceptable to the Lender, workmen's compensation insurance, and insurance on the Borrower's property, assets, and business in amounts, and with deductibles, acceptable to the Lender and against such risks as reasonably required by the Lender, and the Borrower shall provide the Lender with evidence satisfactory to the Lender in the Lender's sole discretion of such insurance coverage. From and after the Closing Date, and at all times thereafter, the Borrower will maintain liability insurance as reasonably required by the Lender. All such insurance policies shall be issued by insurers reasonably satisfactory to the Lender. The comprehensive general liability policy shall provide for liability limits of at least $1,000,000.00 per occurrence, and $2,000,000.00 in the aggregate. Each insurance policy covering Collateral shall name the Lender as loss payee, as its interests may appear, and provide that such policy will not be canceled or modified in any way without thirty (30) days' prior written notice. At any time during the term of the Loan, the Lender may require the Borrower to purchase flood insurance (if the Project is located within a flood risk area as designated in the Flood Disaster Protection Act of 1973) in an amount equal to the greater of 100% of the full insurable value of the insurable portions of the Improvements or the Loan amount, with a financially sound and reputable insurance company reasonably acceptable to the Lender.

     Section 6.6. Construction Contract and Retainage. The Borrower shall withhold retainage as required by all requirements of law and the Construction Contract in connection with the construction of the Improvements. The Borrower shall not amend the Construction Contract or the Plans without the prior written consent of the Lender, which consent shall not be unreasonably withheld or delayed, provided that the Borrower may enter into change orders in an amount of less than $50,000 and aggregating less than $400,000 (exclusive of change orders prior to the date hereof) without such approval.

     Section 6.7. Consent to Leases. The Borrower shall not enter into any leases or occupancy agreements affecting the Project, or any amendments or renewals thereof, without the prior written consent of the Lender.

     Section 6.8. Financial Reports and Other Information.

          (a) Each of the Borrower and the Guarantor will maintain a system of accounting in such manner as will enable preparation of financial statements in accordance with GAAP and will furnish to the Lender and its authorized representatives such information about the business and financial condition of the Borrower and the Guarantor, including, without limitation, any corporate documents and records, within such time period as the Lender may reasonably request; and, without any request, will furnish to the Lender:

               (i) as soon as available, and in any event not later than forty-five (45) days after the end of each fiscal quarter of each fiscal year of the Borrower the consolidated balance sheet of the Borrower as at the end of such fiscal quarter and the related statements of operations and stockholders' equity for such fiscal quarter and for the portion of the fiscal year ended with the last day of such fiscal quarter and cash flows for the portion of the fiscal year ended with the last day of such fiscal quarter, all of which shall be in reasonable detail and certified by an officer of the Borrower acceptable to the Lender that they fairly present the consolidated financial condition of the Borrower as of the dates indicated and the results of its operations for the periods indicated and that they have been prepared in accordance with GAAP, in each case, subject to normal year-end audit adjustments and the absence of footnotes; and

               (ii) as soon as available, and in any event not later than ninety
          (90) days after the end of each fiscal year of the Borrower, consolidated balance sheets of the Borrower as at the end of such fiscal year and the related statements of operations and stockholders' equity and cash flows for such fiscal year and setting forth comparative figures for the preceding fiscal year and certified by an officer of the Borrower acceptable to the Lender, to the effect that such statements fairly present the consolidated financial condition of the Borrower as of the dates indicated and the results of its operations for the periods indicated, and audited by an independent accounting firm of recognized national standing.

          (b) Each financial statement furnished to the Lender pursuant to subsection (i) of Section 6.6(a) shall be accompanied by (i) a written certificate signed by an officer of the Borrower acceptable to the Lender on behalf of the Borrower to the effect that (x) no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Borrower to remedy the same, and (y) the representations and warranties contained herein are true and correct in all material respects as though made on the date of such certificate, except to the extent that any such representation or warranty relates solely to an earlier date, in which case it was true and correct as of such earlier date and except as otherwise described therein, as a result of the transactions expressly permitted hereunder or as previously disclosed to the Lender, and (ii) a Compliance Certificate in the form of
     Exhibit 6.8 showing the Borrower's compliance with the financial covenants set forth herein.

          (c) Promptly upon receipt thereof, the Borrower will provide the Lender with a copy of each report or "management letter" submitted to the Borrower by its independent accountants or auditors in connection with any annual, interim or special audit made by them of the books and records of the Borrower.

          (d) The Borrower will promptly and in any event, within ten (10) days after an executive officer of the Borrower has knowledge thereof, give written notice to the Lender of: (i) any pending or threatened litigation or proceeding against the Borrower asserting any claim or claims against any of same in excess of $1,000,000 in the aggregate; (ii) the occurrence of any Default or Event of Default under this Agreement, under the Borrower's Credit Facility or under the Indenture; (iii) any circumstance that has had or reasonably threatens a Material Adverse Effect; and (iv) any event which results in a breach of Sections 6.19 or 6.20.

          (e) The Borrower will furnish such additional information, statements and other reports with respect to the Borrower's compliance (and its approach to and progress towards achieving compliance) with Section 5.15 as the Lender may reasonably request from time to time; (ii) in the event of any change in circumstances that causes or will likely cause any of the Borrower's representations and warranties set forth in Section 5.15, to no longer be true, the Borrower shall promptly, and in any event within thirty
     (30) days of receipt of information regarding a change in circumstances, provide the Lender with written notice that describes in reasonable detail the change in circumstances and any additional information the Lender reasonably requests of the Borrower in connection therewith.

     Section 6.9. Lender Inspection Rights. Upon reasonable notice from the Lender, each of the Borrower and the Guarantor will permit the Lender (and such Persons as the Lender may designate) at the Borrower's expense and during normal business hours following reasonable notice to visit and inspect any of the properties of the Borrower or the Guarantor, to examine all of its books and records, to make copies and extracts therefrom, and to discuss its affairs, finances and accounts with its management, employees and independent public accountants (and by this provision, each of the Borrower and the Guarantor authorizes such accountants to discuss with the Lender (and such Persons as the Lender may designate) the affairs, finances and accounts of the Borrower or the Guarantor), all at such reasonable times and as often as may be reasonably requested.

     Section 6.10. Restricted Payments. The Borrower shall not pay or make any Restricted Payment except the Borrower may, if no Default or Event of Default shall have occurred and be continuing, make any Restricted Payment permitted by the Indenture. The Borrower may not prepay, purchase or redeem the Senior Subordinated Notes except as permitted by the Borrower's Credit Facility and by the Indenture.

     Section 6.11. Environmental Laws. Each of the Borrower and the Guarantor shall comply in all material respects with all Environmental Laws (including, without limitation, obtaining and maintaining all necessary permits, licenses and other necessary authorizations) applicable to or affecting the properties or business operations of the Borrower or the Guarantor.

     Section 6.12. Restrictions on Fundamental Changes. Neither the Borrower nor the Guarantor shall be a party to any merger into or consolidation with, or purchase or otherwise acquire all or substantially all of the assets or stock of, any other Person, or sell all or substantially all of its assets or stock, except as permitted by the Borrower's Credit Facility and by the Indenture.

     Section 6.13. Liens. The Borrower shall not create, incur, assume or suffer to exist any Lien (other than as contemplated by the Loan Documents) of any kind on the Project. Neither the Borrower nor the Guarantor shall create, incur, assume or suffer to exist any Lien of any kind on any of its other properties or assets of any kind except as permitted by the Borrower's Credit Facility and by the Indenture (a "Permitted Lien").

     Section 6.14. Debt. Neither the Borrower nor the Guarantor shall contract, assume or suffer to exist any Debt (including, without limitation, any Guaranties), except:

          (a) Debt under the Loan Documents; and

          (b) other Debt permitted by the Borrower's Credit Facility and by the Indenture.

     Section 6.15. Transfer of Assets. The Borrower shall not sell, transfer, convey, assign or dispose of any of the Project except for Personalty in the ordinary course of business without the Lender's prior written approval. Neither the Borrower nor the Guarantor shall permit any sale, transfer, conveyance, assignment or other disposition of any other asset of the Borrower or the Guarantor except as permitted by the Indenture.

     Section 6.16. Completion Deadline. The Borrower shall cause the construction of the Improvements to be pursued with reasonable diligence. The Borrower shall cause the Improvements to be completed no later than twelve (12) months from the Closing Date, regardless of whether the proceeds of the Loan are sufficient for that purpose.

     Section 6.17. Compliance with Laws. Each of the Borrower and the Guarantor shall conduct its businesses and otherwise be in compliance in all material respects with all applicable laws, regulations, ordinances and orders of all governmental, judicial and arbitral authorities applicable to it and shall obtain and maintain all necessary permits, licenses and other authorizations necessary to conduct its businesses and own and operate its properties.

     Section 6.18 Intentionally Omitted.

     Section 6.19. Minimum Consolidated Net Worth. The Borrower shall not permit the Consolidated Net Worth of the Borrower as of the last day of each fiscal quarter to be less than the sum of (i) $15,000,000, plus (ii) fifty percent (50%) of the cumulative quarterly Consolidated Net Income of the Borrower since September 30, 1997, for each fiscal quarter ending after that date during which the Borrower has positive Consolidated Net Income, plus (iii) eighty percent (80%) of the net proceeds resulting from any sale or issuance of any stock of the Borrower or its Subsidiaries since September 30, 1997.

     Section 6.20. Fixed Charge Coverage Ratio. The Borrower will maintain a Fixed Charge Coverage Ratio of at least 1.0 to 1.0.

SECTION 7. EVENTS OF DEFAULT AND REMEDIES.

     Section 7.1. Events of Default. Any one or more of the following shall constitute an Event of Default:

          (a) default by the Borrower in the payment of the principal amount of the Loan, any interest thereon or any fees payable hereunder within five
     (5) days of the date such payment is due;

          (b) default in the observance or performance of any covenant set forth in Sections 6.8(d), 6.10, 6.12, 6.15, 6.19 or 6.20;

          (c) default by any Credit Party in the observance or performance of any provision hereof or of any other Loan Document not mentioned in (a) or
     (b) above, which is not remedied within thirty (30) days after the earlier of (i) such default or event of default first becoming known to any executive officer of the Borrower or (ii) notice to the Borrower by the Lender of the occurrence of such default or event of default;

          (d) any representation or warranty or other written statement made or deemed made herein, in any other Loan Document or in any financial or other report or document furnished in compliance herewith or therewith by any Credit Party proves untrue in any material respect as of the date of the issuance or making, or deemed issuance or making thereof;

          (e) default occurs in the payment when due (after any applicable grace or cure period) of Debt in an aggregate principal amount of $1,000,000 or more of any Credit Party or all Credit Parties, an Event of Default shall occur under the Borrower's Credit Facility or the Indenture, or the occurrence of any other default, which with the passage of time or notice, would permit the holder or beneficiary of such Debt, or a trustee therefor, to cause the acceleration of the maturity of any such Debt or any mandatory unscheduled prepayment, purchase or other early funding thereof;

          (f) any Credit Party (i) has entered involuntarily against it an order for relief under the United States Bankruptcy Code or a comparable action is taken under any bankruptcy or insolvency law of another country or political subdivision of such country, (ii) generally does not pay, or admits its inability generally to pay, its debts as they become due, (iii) makes a general assignment for the benefit of creditors, (iv) applies for, seeks, consents to or acquiesces in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its property, (v) institutes any proceeding seeking to have entered against it an order for relief under the United States
     Bankruptcy Code or any comparable law, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fails to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) makes any board of directors resolution in direct furtherance of any matter described in clauses (i)-(v) above, or (vii) fails to contest in good faith any appointment or proceeding described in this Section 7.1(f);

          (g) a custodian, receiver, trustee, examiner, liquidator or similar official is appointed for any Credit Party or any substantial part of its property, or a proceeding described in Section 7.1(f)(v) is instituted against any Credit Party, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty
     (60) days;

          (h) any Credit Party fails within thirty (30) days (or such earlier date as any steps to execute on such judgment or order take place) to pay, bond or otherwise discharge, or to obtain an indemnity against on terms and conditions satisfactory to the Lender in its sole discretion, any judgment or order for the payment of money in excess of $1,000,000 for all such Credit Parties which is uninsured or underinsured by at least such amount (provided that there is adequate assurance, in the sole discretion of the Lender, that the insurance proceeds attributable thereto shall be paid promptly upon the expiration of such time period or resolution of such proceeding), which is not stayed on appeal or otherwise being appropriately contested in good faith in a manner that stays execution;

          (i) any Credit Party fails to pay when due an amount aggregating in excess of $1,000,000 that it is liable to pay to the PBGC or to a Benefit Plan under Title IV of ERISA; or a notice of intent to terminate a Benefit Plan having Unfunded Vested Liabilities of any Credit Party in excess of $1,000,000 (a "Material Plan") is filed under Title IV of ERISA; or the PBGC institutes proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan; or a proceeding is instituted by a fiduciary of any Material Plan against any Credit Party to collect any liability under Section 515 or 4219(c)(5) of ERISA and such proceeding is not dismissed within thirty (30) days thereafter; or a condition exists by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;

          (j) any Credit Party, any Person acting on behalf of any Credit Party or any governmental, judicial or arbitral authority challenges the validity of any Loan Document or any Credit Party's obligations thereunder, or any Loan Document ceases to be in full force and effect or ceases to give to the Lender the Liens, rights, and powers purported to be granted in its favor thereby;

          (k) in connection with any request for an Advance of proceeds of the Construction Loan, the Borrower shall be unable to satisfy any of the conditions to the Advance listed in this Agreement;

          (l) a determination by the Lender (or its Construction Consultant) that the construction of the Improvements will not be completed on or before the Construction Loan Maturity Date (regardless of whether or not as a result of any casualty or condemnation);

          (m) failure of the Borrower or any Contractor to perform, observe or comply with any of the terms, covenants, conditions or provisions of any of the applicable construction contracts; provided, however, that in the case of such a failure by such Contractor, if the Borrower is diligently and in good faith pursuing all appropriate remedies under the pertinent Construction Contract relating to such Contractor's failure thereunder and the Borrower terminates the Construction Contract in good faith within thirty (30) days after the occurrence of such failure, then the Borrower shall not be deemed to be in default under this Agreement if another Contractor satisfactory to the Lender is selected by the Borrower and placed under contract with the Borrower within sixty (60) days after terminating said defaulting Contractor and such substitute Contractor promptly proceeds to fully cure the defaulting Contractor's default and to construct the Improvements in accordance with the Budget and the Plans provided to the Lender for the Improvements, in a diligent manner and in accordance with this Agreement;

          (n) if any act or occurrence of any kind or nature (including any casualty for which insurance was not obtained or obtainable) shall result in material damage to or material loss or material destruction of the Improvements; or

          (o) an Event of Default or a Termination Event occurs under any Interest Rate Protection Agreement by and between the Borrower and the Lender.

     Section 7.2. Non-Bankruptcy Defaults. When any Event of Default other than those described in subsections (f) or (g) of Section 7.1 has occurred and is continuing  with  respect  to the  Borrower,  the Lender  may,  by notice to the
Borrower: (a) terminate the remaining commitment and all other obligations of the Lender hereunder on the date stated in such notice (which may be the date thereof); (b) declare the principal of and the accrued interest on the Note to be forthwith due and payable and thereupon the Note, including both principal and interest thereon, shall be and become immediately due and payable together with all other amounts payable under the Loan Documents without further demand, presentment, protest or notice of any kind, including, but not limited to, notice of intent to accelerate and notice of acceleration, each of which is expressly waived by the Borrower; and the Borrower agrees to immediately make such payment and acknowledges and agrees that the Lender would not have an adequate remedy at law for failure by the Borrower to honor any such demand. The Lender may also, at the risk, cost, and expense of the Borrower: (i) enter upon and take possession of the Project and the materials and equipment being used in the construction of the Improvements; (ii) take such action as the Lender shall deem appropriate to protect the Project; and (iii) take such action as the Lender shall deem appropriate to continue construction of the Improvements with such changes therein as the Lender may elect to make. If the Lender shall elect to continue construction, the Lender may: (i) assume or reject any construction or other contracts made by the Borrower in connection with the construction or operation of the Improvements; (ii) engage or employ contractors, subcontractors, architects, engineers and others for the construction of the Improvements; (iii) pay, settle or compromise existing or future bills or claims relating to the construction of the Improvements or the Project or affecting title thereto; (iv) and take or refrain from taking such other action (including, without limitation, discontinuing construction), in its name or in the name of the Borrower, as the Lender may determine. All costs and expenses incurred by the Lender in taking and protecting the Project and in constructing the Improvements shall be paid by the Borrower to the Lender upon demand, with interest at the Default Rate from the date of disbursement to the date of payment to the Lender, and the payment of such sums shall be secured by the Loan Documents. The Lender shall have no obligation to take any of the foregoing actions, and if the Lender should do so, it shall have no liability to the Borrower or any other obligor for the sufficiency of any such actions or otherwise, provided such actions are taken in good faith.

     Section 7.3. Bankruptcy Defaults. When any Event of Default described in subsections (f) or (g) of Section 7.1 has occurred and is continuing with respect to the Borrower, then (i) the Note shall immediately become due and payable together with all other amounts payable under the Loan Documents without presentment, demand, protest or notice of any kind, each of which is expressly waived by the Borrower, (ii) and all obligations of the Lender to extend further credit pursuant to any of the terms hereof shall immediately terminate, the Borrower acknowledging and agreeing that the Lender would not have an adequate remedy at law for failure by the Borrower to honor this provision and that the Lender shall have the right to require the Borrower to specifically perform such undertaking.

     Section 7.4. Application of Proceeds from Collateral. After the occurrence of and during the continuance of an Event of Default, any payment to the Lender hereunder or from the proceeds of any Collateral or any cash Collateral shall be applied as the Lender shall elect in its sole discretion.

     Section 7.5. Deficiency. The following shall be the basis for the finder of fact's determination of the fair market value of the Project as of the date of the foreclosure sale in proceedings governed by sections 51.003, 51.004, and
51.005 of the Texas Property Code (as amended from time to time):

          (a) The Project shall be valued in an "as is" condition as of the date of the foreclosure sale, without any assumption or expectation that the Project will be repaired or improved in any manner before a resale of the Project after foreclosure;

          (b) The valuation shall be based upon an assumption that the foreclosure purchaser desires a prompt resale of the Project for cash promptly (but no later than twelve months) following the foreclosure sale;

          (c) All reasonable closing costs customarily borne by the seller in a commercial real estate transaction should be deducted from the gross fair market value of the Project, including, without limitation, brokerage commissions, title insurance, a survey of the Project, tax prorations, attorney's fees, and marketing costs;

          (d) The gross fair market value of the Project shall be further discounted to account for any estimated holding costs associated with maintaining the Project pending sale, including, without limitation, utilities expenses, property management fees, taxes and assessments (to the extent not accounted for in subsection (c) immediately above), and other maintenance expenses; and

          (e) Any expert opinion testimony given or considered in connection with a determination of the fair market value of the Project must be given by persons having at least five years experience in appraising property similar to the Project and who have conducted and prepared a complete written appraisal of the Project taking into consideration the factors set forth above.

SECTION 8.        MISCELLANEOUS.

     Section 8.1. No Waiver of Rights. No delay or failure on the part of the Lender or on the part of the holder or holders of any Note, in the exercise of any power, right or remedy under any Loan Document shall operate as a waiver thereof or as an acquiescence in any default, nor shall any single or partial exercise thereof preclude any other or further exercise of any other power, right or remedy. To the fullest extent permitted by applicable law, the powers, rights and remedies under the Loan Documents of the Lender and the holder or holders of the Note are cumulative to, and not exclusive of, any rights or remedies any of them would otherwise have.

     Section 8.2 Non-Business Day. If any payment of principal or interest on the Loan or of any other Obligation shall fall due on a day which is not a Business Day, interest or fees (as applicable) at the rate, if any, the Loan or other Obligation bears for the period prior to maturity shall continue to accrue in the manner set forth herein on such Obligation from the stated due date thereof to and including the next succeeding Business Day on which the same shall be payable.

     Section 8.3. Documentary Taxes. The Borrower agrees that it will pay any documentary, stamp or similar taxes payable with respect to any Loan Document, including interest and penalties, in the event any such taxes are assessed irrespective of when such assessment is made and regardless whether any credit is then in use or available hereunder.

     Section 8.4. Survival of Representations. All representations and warranties made herein or in certificates given pursuant hereto shall survive the execution and delivery of this Agreement and the other Loan Documents and shall continue in full force and effect with respect to the date as of which they were made as long as any Credit Party has any Obligation hereunder or under any other Loan Document or any Commitment hereunder is in effect.

     Section 8.5. Survival of Indemnities. All indemnities and all other provisions relative to reimbursement to the Lender of amounts sufficient to protect the yield of the Lender with respect to the Loan shall survive the termination of this Agreement and the other Loan Documents and the payment of the Loan and all other Obligations for a period of one (1) year.

     Section 8.6. Setoff. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of, and throughout the continuance of, any Default or Event of Default, the Lender and each subsequent holder of any of the Note is hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower, any other Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Debt evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts, and in whatever currency denominated) and any other Debt at any time held or owing by the Lender or that subsequent holder to or for the credit or the account of the Borrower, whether or not matured, against and on account of the obligations and liabilities of the Borrower to the Lender or that subsequent holder under the Loan Documents, including, but not limited to, all claims of any nature or description arising out of or connected with the Loan Documents, irrespective of whether or not (i) the Lender or that subsequent holder shall have made any demand hereunder or (ii) the principal of or the interest on the Loan or the Note and other amounts due hereunder shall have become due and payable hereunder and although said obligations and liabilities, or any of them, may be contingent or unmatured. The Lender agrees, if there shall be any other Lender pursuant to Section 8.10(b), that if the Lender receives and retains any payment, whether by setoff or application of deposit balances or otherwise, on any of the Loan in excess of its ratable share of payments on all such Obligations then owed to the Lender hereunder, then the Lender shall purchase for cash at face value, but without recourse, ratably from each of the other Lenders such amount of the Loan or participations therein, held by each such other Lenders (or interest therein) as shall be necessary to cause the Lender to share such excess payment ratably with all the other Lenders; provided, however, that if any such purchase is made by any Lender, and if such excess payment or part thereof is thereafter recovered from such purchasing Lender, the related purchases from the other Lenders shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest.

     Section 8.7. Notices. Except as otherwise specified herein, all notices under the Loan Documents shall be in writing (including cable, telecopy or telex) and shall be given to a party hereunder at its address, telecopier number or telex numbers set forth below or such other address, telecopier number or telex as such party may hereafter specify by notice to the Lender or the Borrower, as applicable, given by courier, by United States certified or registered mail, by telegram or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices under the Loan Documents shall be addressed to the Lender and to the Borrower as follows:

                  Bank One, Texas, National Association
                  Attention:  Mr. John E. Elam, Jr.
                  910 Travis
                  Houston, Texas  77002
                  Telephone:        (713) 751-3828
                  Fax No.:          (713) 751-6199

                  with a copy to:

                  Gardere Wynne Sewell & Riggs, L.L.P.
                  Attention:  Ms. Lisa J. Mellencamp
                  333 Clay Ave., Suite 800
                  Houston, Texas  77002
                  Telephone:        (713) 308-5576
                  Fax No.:          (713) 308-5555

                  and

                  HydroChem Industrial Services, Inc.
                  6210 Rothway, Suite 150
                  Houston, Texas  77040
                  Attention:  Mr. Selby F. Little, III, Executive
                              Vice President and Chief
                              Financial Officer
                  Telephone:        (713) 329-2305
                  Fax No.:          (713) 329-2440

                  with a copy to:

                  Haynes and Boone, L.L.P.
                  1000 Louisiana, Suite 4300
                  Houston, Texas  77002-5012
                  Attention:  Mr. Robert S. Ladd
                  Telephone:        (713) 547-2023
                  Fax No.:          (713) 236-5534

     Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section 8.7 and a confirmation of receipt of such telecopy has been received by the sender, (ii) if given by telex, when such telex is transmitted to the telex number specified in this Section 8.7 and the answer back is received by sender, (iii) if given by courier, when delivered, (iv) if given by mail, five (5) days after such communication is deposited in the mail, registered with return receipt requested, addressed as aforesaid or (v) if given by any other means, when delivered at the addresses specified in this Section 8.7; provided that any notice given pursuant to Section 2 shall be effective only upon receipt and, provided further, that any notice that but for this provision would be effective after the close of business on a Business Day or on a day that is not a Business Day shall be effective at the opening of business on the next Business Day.

     Section 8.8. Counterparts. This Agreement may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, each of which when executed shall be deemed an original but all such counterparts taken together shall constitute one and the same Agreement.

     Section 8.9. Successors and Assigns. This Agreement shall be binding upon the Borrower and the Lender and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Lender and their respective successors and assigns, including any subsequent holder of the Note. The Borrower may not assign any of its rights or obligations under any Loan Document without the consent of the Lender.

     Section 8.10. Participations in Borrowings and Notes; Transfers of Borrowings and Notes.

          (a)  The   Lender   may  at  any  time  sell  to  one  or  more  banks
     ("Participants"), participating interests in any Advance owing to the Lender, the Note, the Commitment or any other interest of the Lender hereunder, provided that the Lender shall not transfer, grant or assign any participation under which the Participant shall have rights to vote upon or consent to any matter to be decided by the Lender hereunder or under any Loan Document or approve any amendment to or waiver of this Agreement or any other Loan Document except to the extent such amendment or waiver would
     (i) increase the amount of the Lender's Commitment and such increase would affect such Participant, (ii) reduce the principal of or interest on, any of the Lender's Loan or any fees or other amounts payable to the Lender hereunder and such reduction would affect such Participant or (iii) postpone any date fixed for any scheduled payment of principal of or interest on, any of the Lender's Loan or any fees or other amounts payable to the Lender hereunder and such postponement would affect such Participant. In the event of any such sale by the Lender of participating interests to a Participant, the Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, the Lender shall remain solely responsible for the performance thereof, the Lender shall remain the holder of the Note for all purposes under this Agreement and the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Agreement. The Borrower agrees that if amounts outstanding under this Agreement and the Note are due and unpaid or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and the Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note.

          (b) The Lender may sell all or any part of its rights and obligations under this Agreement and the Note to any Affiliate of the Lender at any time or, if an Event of Default shall have occurred and be continuing, to one or more financial institutions or other Persons. If any such sale occurs, the purchasing Lender shall be considered for all purposes as a Lender hereunder.

          (c) The provisions of the foregoing subsections (a) and (b) shall not apply to or restrict or require the consent of or any notice to any Person to effectuate, the pledge or assignment by the Lender of its rights under this Agreement and the Note to any Federal Reserve Bank.

          (d) If, pursuant to this Section 8.10, any interest in this Agreement or the Note is transferred to any transferee which is organized under the laws of any jurisdiction other than the United States of America or any State thereof, the transferor Lender shall cause such transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Lender (for the benefit of the transferor Lender and the Borrower) that under applicable law and treaties no taxes will be required to be withheld by the Lender or the Borrower with respect to any payments to be made to such transferee in respect of the Loan, (ii) to furnish to the transferor Lender (and, in the case of any purchasing Lender, the Borrower) either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities (wherein such transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder), and (iii) to agree (for the benefit of the transferor Lender and the Borrower) to provide the transferor Lender (and, in the case of any purchasing Lender, the Borrower) a new Form

     4224 or Form 1001 upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments dully executed and completed by such transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

     Section 8.11. Amendments. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Lender.

     Section 8.12. Headings. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.

     Section 8.13. Legal Fees, Other Costs and Indemnification. The Borrower, upon demand by the Lender, agrees to pay the reasonable fees and disbursements of legal counsel to the Lender in connection with the preparation and execution of the Loan Documents, any amendment, waiver or consent related thereto, whether or not the transactions contemplated therein are consummated, any Default or Event of Default by the Borrower hereunder and any enforcement of any of the Loan Documents. The Borrower further agrees to indemnify the Lender and its respective directors, officers, shareholders, employees and attorneys (collectively, the "Indemnified Parties"), against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all reasonable attorneys' fees and other reasonable expenses of litigation or preparation therefor, whether or not the Indemnified Party is a party thereto) which any of them may pay or incur arising out of or relating to (a) any Loan Document, the Loan or the application or proposed application by any of the Borrower of the proceeds of any Loan, REGARDLESS OF WHETHER SUCH CLAIMS OR ACTIONS ARE FOUNDED IN WHOLE OR IN PART UPON THE ALLEGED SIMPLE, SOLE OR CONTRIBUTORY NEGLIGENCE OF ANY OF THE INDEMNIFIED PARTIES AND/OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, SHAREHOLDERS, EMPLOYEES OR ATTORNEYS, and (b) any investigation of any third party or any governmental authority involving the Lender and related to any use made or proposed to be made by the Borrower of the proceeds of the Advance or any transaction financed or to be financed in whole or in part, directly or indirectly with the proceeds of any Advance; provided, however, that the Borrower shall not be obligated to indemnify any Indemnified Party for any of the foregoing arising out of such Indemnified Party's gross negligence or willful misconduct. The Borrower, upon demand by the Indemnified Party at any time, shall reimburse the Indemnified Party for any legal or other expenses incurred in connection with investigating or defending against any of the foregoing except if the same is excluded from indemnification pursuant to the provisions of the foregoing sentence.

     Section 8.14 GOVERNING LAW; ARBITRATION; SUBMISSION TO JURISDICTION.

          (a) This Agreement and the other Loan Documents, and the rights and duties of the parties thereto, shall be construed in accordance with and governed by the internal laws of the State of Texas.

          (b) EACH PARTY HERETO HEREBY WAIVES ITS RIGHT TO RESOLVE DISPUTES, CLAIMS, AND CONTROVERSIES ARISING FROM THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY MATTER IN CONNECTION THEREWITH, INCLUDING, WITHOUT LIMITATION, CONTRACT DISPUTES AND TORT CLAIMS, THROUGH ANY COURT PROCEEDING OR LITIGATION AND ACKNOWLEDGES THAT ALL SUCH DISPUTES, CLAIMS AND
     CONTROVERSIES SHALL BE RESOLVED PURSUANT TO THIS SECTION, EXCEPT THAT EQUITABLE RELIEF AND CERTAIN OTHER RIGHTS AND REMEDIES SET FORTH BELOW MAY BE SOUGHT FROM ANY COURT OF COMPETENT JURISDICTION. The Borrower represents to the Lender and the Lender represents to the Borrower that this waiver is made knowingly and voluntarily after consultation with and upon advice of counsel and is a material part of this Agreement. All such disputes, claims and controversies shall be resolved by binding arbitration pursuant to the commercial rules of the American Arbitration Association ("AAA"). Any arbitration proceeding held pursuant to this arbitration provision shall be conducted in Houston, Texas or at any other place selected by mutual agreement of the Lender and the Borrower. No act to take or dispose of any collateral shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This arbitration provision shall not limit the right of either party during any dispute, claim or controversy to seek, use, and employ ancillary or preliminary rights and/or remedies, judicial or otherwise, for the purposes of realizing upon, preserving, protecting, foreclosing upon or proceeding under forcible entry and detainer for possession of, any real or personal property, and any such action shall not be deemed an election of remedies. Such remedies include, without limitation, obtaining injunctive relief or a temporary restraining order, invoking a power of sale under any deed of trust or mortgage, obtaining a writ of attachment or imposition of a receivership or exercising any rights relating to personal property, including exercising the right of set-off or taking or disposing of such property with or without judicial process pursuant to the uniform commercial code. Any disputes, claims or controversies concerning the lawfulness or reasonableness of an act or exercise of any right or remedy concerning any collateral, including any claim to rescind, reform or otherwise modify any agreement relating to the collateral, shall also be arbitrated; provided, however that no arbitrator shall have the right or the power to enjoin or restrain any act of either party. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. The statute of limitations, estoppel, waiver, laches and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of any action for these purposes. The Federal Arbitration Act (Title 9 of the United States Code) shall apply to the construction, interpretation, and enforcement of this arbitration provision.

          (c) To the fullest extent permitted by applicable law, each of the Borrower and the Lender agrees that any court proceeding or litigation permitted by Section 8.14(b) may be brought and maintained in the courts of the State of Texas sitting in Harris County or the United States District Court for the Southern District of Texas. To the fullest extent permitted by applicable law, each of the Borrower and the Lender hereby expressly and irrevocably submits to the jurisdiction of the courts of the State of Texas and the United States District Court for the Southern District of Texas for the purpose of any such litigation as set forth above and irrevocably agrees to be bound by any judgment rendered thereby in connection with such litigation. To the fullest extent permitted by applicable law, each of the Borrower and the Lender further irrevocably consents to the service of process, by registered mail, postage prepaid or by personal service within or without the State of Texas. To the fullest extent permitted by applicable law, each of the Borrower and the Lender hereby expressly and irrevocably waives any objection which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in an inconvenient forum. To the extent that the Borrower or the Lender has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, each of the Borrower and the Lender hereby irrevocably waives to the fullest extent permitted by applicable law, such immunity in respect of its obligations under this Agreement.

          (D) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY (BY ITS ACCEPTANCE HEREOF) WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY COURT PROCEEDING OR LITIGATION PERMITTED BY SECTION 3.1(B) AND WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, ANY OTHER RELATED DOCUMENT OR ANY RELATIONSHIP BETWEEN THE LENDER, THE BORROWER, AND/OR THE GUARANTOR, AND AGREES THAT ANY SUCH ACTION, PROCEEDING OR DISPUTE TO THE EXTENT PERMITTED BY SECTION 8.14(B) SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE LENDER TO PROVIDE THE LOAN.

     Section 8.15. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 8.16. Change in Accounting Principles or Tax Laws. If (i) any change in accounting principles from those used in the preparation of the financial statements referred to in Section 5.9 is hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of
Certified Public Accounts (or successors thereto or agencies with similar functions) and such change materially affects the calculation of any component of any financial covenant, standard or term found in this Agreement or (ii) there is a material change in federal or foreign tax laws which materially affects the Borrower's ability to comply with the financial covenants, standards or terms found in this Agreement, the Borrower and the Lender agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such changes as if such changes had not been made. Unless and until such provisions have been so amended, the provisions of this Agreement shall govern.

     Section 8.17. Notice. The Loan Documents constitute the entire understanding among the Borrower and the Lender and supersede all earlier or contemporaneous agreements, whether written or oral, concerning the subject matter of the Loan Documents. THIS WRITTEN AGREEMENT TOGETHER WITH THE OTHER LOAN DOCUMENTS REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

                                         BORROWER:

                                         HYDROCHEM INDUSTRIAL SERVICES, INC.,
                                         a Delaware corporation


                                         By: /S/ Selby F. Little,  III
                                         -----------------------------
                                         Name:   Selby F. Little,  III
                                         Title:  Executive Vice President
                                                 and Chief Financial Officer

                                          LENDER:

                                          BANK ONE, TEXAS, NATIONAL ASSOCIATION



                                          By: /S/ John E. Elam, Jr.
                                          -------------------------
                                          Name:   John E. Elam, Jr.
                                          Title:  Vice President

                                  EXHIBIT 2.1A

                               REQUEST FOR ADVANCE

                                 EXHIBIT "2.1A"

                               REQUEST FOR ADVANCE


Bank One Southern Region                         Date:_________________________
Construction Risk - Real Estate Loan Administration
1717 Main, Lower Level 1 (TX1-2424)              Draw #:_______________________
Dallas, Texas 75201
ATTN: ___________________________


RE:      Borrower Name              : HydroChem Industrial Services, Inc.
         Project Name               : Corporate Headquarters
         Loan Amount                : $7,500,000

     1. Pursuant to that certain Loan Agreement dated July 17, 1998 (the "Loan Agreement") between the Borrower and Bank One, Texas, National Association ("Bank"), the Borrower hereby requests an advance in the amount of $___________________. The Borrower hereby acknowledges that this amount is subject to inspection, verification and available funds.

     2.   The Borrower also hereby covenants and agrees that:

          (a) It has complied with all duties and obligations required to date to be carried out and performed by it pursuant to the terms of the Loan Agreement;

          (b) No Default or Event of Default as defined in the Loan Agreement has occurred and is continuing;

          (c) All change orders have been submitted to and approved by Bank as required under the terms of the Loan Agreement;

          (d) All funds previously disbursed have been used for the purposes as set forth in the Loan Documents;

          (e) All outstanding claims for labor, materials and/or services furnished prior to this draw period have been paid;

          (f) All construction prior to the date of this request for advance has been accomplished in accordance with the Plans, or as modified by Bank approved change orders;

          (g) All sums advanced by Bank on account of this draw will be used solely for the purpose of paying obligations owing as on the attached documentation and no other reason;

          (h) There are no Liens outstanding against the subject project or its equipment except for Bank's Liens as agreed upon in the Loan Documents;

          (i) The amount of undisbursed Loan proceeds is sufficient to pay the cost of completing the Project in accordance with the Plans originally submitted to Bank, or as modified by Bank approved change orders; and

          (j) The undersigned affiant understands that this affidavit, is made for the purpose of inducing Bank to make an advance to Borrower and that, in making such advance, Bank will rely upon the accuracy of the matters stated in this affidavit.

     3. Disbursement of the Loan proceeds hereby requested may be subject to the receipt by Bank of a certificate from the Title Company stating that no claims have been filed of record which adversely affects the title of the Borrower to the Land, subsequent to the filing of the Bank's Deed of Trust.

     4. The terms used in this Request for Advance and not otherwise defined herein have the same meaning and definitions as those set forth in the Loan Agreement.

     5. The Borrower certifies that the statements made in this Request for Advance and any documents submitted herewith and identified herein are true and correct and has duly caused this Request for Advance to be signed on its behalf by the undersigned who is duly authorized.

     6.   The  Borrower   requests  that  this  draw  be  funded  and  that  the
          disbursement  funds  be  deposited  into  its  Bank  One  Account  No.
          ________________.

          OR,  wired with instructions as follows:

                  Account #         _____________________________________
                  ABA #             _____________________________________
                  Bank Name         _____________________________________

         EXECUTED as of the date first above written.

                                        HYDROCHEM INDUSTRIAL SERVICES, INC.,
                                         a Delaware corporation



                                        By:___________________________________
                                        Name:_________________________________
                                        Title:________________________________

THE STATE OF TEXAS

COUNTY OF HARRIS

     The foregoing instrument was acknowledged before me this _______ day of ___________, 199__, by _________________________ the __________________ of
HYDROCHEM INDUSTRIAL SERVICES, INC., a Delaware corporation.

     IN THE WITNESS WHEREOF, I have hereunto set my hand and official seal.



[SEAL]                                __________________________________________
                                       NOTARY PUBLIC IN AND FOR
                                       THE STATE OF TEXAS

                                      __________________________________________
                                       Printed Name of Notary

                                       Commission Expires:______________________

THE STATE OF TEXAS

COUNTY OF HARRIS

     SUBSCRIBED AND SWORN BEFORE ME on this ____ day of ________________, 199__, by ________________________.



[SEAL]                                __________________________________________
                                       NOTARY PUBLIC IN AND FOR
                                       THE STATE OF TEXAS

                                      __________________________________________
                                       Printed Name of Notary

                                       Commission Expires:______________________

                                  EXHIBIT 2.1B

                             AFFIDAVIT OF BILLS PAID

                                 EXHIBIT "2.1B"

                             AFFIDAVIT OF BILLS PAID

THE STATE OF TEXAS
                                            KNOW ALL PERSONS BY THESE PRESENTS:
COUNTY OF HARRIS

     BEFORE ME, the undersigned authority, a Notary Public in and for the State of Texas, on this day personally appeared __________________, the ________________ of HydroChem Industrial Services, Inc., a Delaware corporation (the "Borrower"), who being duly sworn by me, upon oath says:

               "On behalf of the Borrower, the owner of the land for improvements being erected on the following described property, I certify that all bills for labor and materials have been paid or will be paid with the proceeds of this draw; that the Borrower has no notice of any liens being in existence on the following described property, to wit:

                                  SEE EXHIBIT A

               That the facts herein stated are within my knowledge as an officer of the Borrower.

               I further acknowledge the receipt of $___________ from Bank One, Texas, National Association, on _______________, 199__ for
          improvements  on  and  for  which  the  above-described   property  is
          security."

                                           HYDROCHEM INDUSTRIAL SERVICES, INC.,
                                           a Delaware corporation

                                           By:_________________________________
                                           Name:_______________________________
                                           Title:______________________________

     SUBSCRIBED AND SWORN TO BEFORE ME, this ____ day of _______________, 199__ by _____________________.


[SEAL]                         ________________________________________________
                               Notary Public in and for the State of T E X A S
                               ________________________________________________
                               Printed Name of Notary
                               Commission Expires:_____________________________

                                    EXHIBIT A

TRACT 1:

All that certain 15.109 acres of land, more or less, out of the 30.763 acre tract and the 16.3959 acre tract described in the deed from Shell Oil Company to Sesco Texas Properties Inc. recorded under Harris County Clerk File No. H542197 out of the W.C.R.R. Company Survey, A-929, and the Thomas Earl Survey, A-18, and being more particularly described by metes and bounds as follows:

     All that certain 15.109 acres of land, more or less, out of the 30.763 acre tract and the 16.3959 acre tract described in the deed from Shell Oil Company to Sesco Texas Properties Inc. recorded under Harris County Clerk File No. H542197 out of the W.C.R.R. Company Survey, A-929, and the Thomas Earl Survey, A-18, and being more particularly described by metes and as follows: (All bearings are based on a 344.96 acre tract recorded under Volume 1336, Page 526, H.C.D.R.)

     Commencing at a 5/8" iron rod found at the southeast intersection of Georgia Avenue (100' ROW) and Howard Avenue (80' ROW); Thence S 01 06' 49" E - 1,000.08' along the east right-of-way line of said Georgia Avenue to a point; Thence S 88 52' 36" W - 100.00' to a 5/8" iron rod found marking the northeast corner and the POINT OF BEGINNING of the herein described tract;

     THENCE S 01 06' 49" E - 859.07' along the west right-of-way line of said Georgia Avenue to a 5/8" iron rod set marking the southeast corner of the herein described tract;

     THENCE S 89 03' 18" W at 384.84' passing a found 5/8" iron rod and continuing for a total distance of 769.02' along the north line of the
     10.4683 acre tract described in a deed from Dale L. Sinor and Lou Anne Sinor to Dale L. Sinor, Trustee recorded under H.C.C. File No. P430996 to a 3/4" iron pipe found marking the southwest corner of the herein described tract in the east line of the 5.0304 acre tract described in a deed from Texas Properties Inc. to Houston Marine Containers Inc. recorded under H.C.C. File No. K668803;

     THENCE N 00 52' 20" W - 856.67' along said east line to a 3/4" iron pipe found marking the northwest corner of the herein described tract in the south line of Deer Park Industrial Park, Section 1, according to the plat thereof recorded under Volume 190, Page 85, Harris County Map Records;

     THENCE N 88 52' 32" E - 765.41' along the south line of said Section 1 to the northeast corner and the POINT OF BEGINNING of the herein described tract and containing 15.109 acres of land (658,170 square feet) of land.

TRACT 2:

A 4.3285 acre tract out of a 25.5098 acre tract located in Deer Park Industrial Park Section One (1), Thomas Earl Survey, Abstract No. 18, Deer Park, Harris County, Texas, According to the Plat as recorded in Volume 190, Page 85, Harris County Map Records, and being more particularly described by metes and bound as follows:

     A 4.3285 acre tract out of a 25.5098 acre tract located in Deer Park Industrial Park Section One, Thomas Earl Survey, Abstract No. 18, Deer Park, Harris County, Texas, according to the plat as recorded in Volume 190, Page 85, Harris County Map Records:

     Commencing at the southwest corner of said Deer Park Industrial Park Section One;

     Thence N 88 53' 11" E, along the south line of said Deer Park Industrial Park Section One, a distance of 30.00 feet to the southwest corner of said
     25.5098 acre tract and being the POINT OF BEGINNING of the herein described tract;

     THENCE N 00 48' 12" W, parallel to and 30 feet east of the west line of said Deer Park Industrial Park Section One, a distance of 175.00 feet;

     THENCE N 88 53' 11" E, across said 25.5098 acre tract, a distance of 1076.97 feet to a point on the easterly line of said 25.5098 acre tract;

     THENCE S 01 06' 49" E, 175.00 feet to the most southerly southeast corner of said 25.5098 acre tract and being in the south line of said Deer Park Industrial Park Section One;

     THENCE S 88 53' 11" W, along the south line of Deer Park Industrial Park Section One, a distance of 1077.92 feet to the POINT OF BEGINNING.

                                  EXHIBIT 2.1C

                             WAIVER OF LIEN TO DATE

                                 EXHIBIT "2.1C"

                             WAIVER OF LIEN TO DATE

THE STATE OF TEXAS

COUNTY OF HARRIS


     The undersigned is an original contractor or subcontractor who has furnished labor and/or material ("Work") in the development of land owned by HydroChem Industrial Services, Inc. ("Owner"), located in the City of Deer Park, Harris County, Texas, and described in Exhibit A which is attached hereto and incorporated herein by reference (the "Property").

     For work in connection with the Property, the undersigned:

     * received  $__________________  through  ____________,  19___ ("Prior Down
       Date"),

     * is owed $______________ through ____________, 19___ ("Down Date"),

     * except for $______________ of retainage, not yet due and payable.

     Except for such retainage amount, the undersigned (a) through the Prior Down Date, and (b) additionally, upon receipt of the amount owed, through the Down Date:

     1. Has been paid in full for all sums owed for the Work concerning the Property;

     2. Acknowledges complete satisfaction of, and forever waives and releases, all claims of every kind against Owner or the Property, including but not limited to all liens and claims of liens, which the undersigned may have as a result of or in connection with the Work;

     3. Has represented and warranted and does hereby represent and warrant that all persons or entities who have furnished labor and/or material to the undersigned in connection with the work have been paid all amounts they are owed, except agreed retainage not yet due and payable which in total does not exceed the retainage amount set forth above; and

     4. Agrees unconditionally to indemnify Owner and hold Owner harmless against all liability, loss, cost or expense (including, but not limited to, attorneys' fees) now or hereafter incurred, paid or suffered by or asserted against Owner or the Property because of any claim or action by the undersigned, or by any person or entity claiming by, through or under the undersigned, with respect to the claims, liens and rights herein waived and released or arising out of any breach or untruth of any representation herein made.

     In consideration of its funding of loan proceeds to be used to pay for work furnished by the undersigned, the undersigned hereby agrees and acknowledges for the benefit of Bank One, Texas, National Association that all mechanic's liens or rights to the same now or hereafter owned or held by the undersigned are and shall be subordinate and inferior to the lien of the deed of trust held by such lender or any successor or assignee thereof on the Property.

     The person signing this document represents that he or she is duly authorized to do so on behalf of the undersigned original contractor or subcontractor.

     All of the provisions of this document shall bind the undersigned original contractor or subcontractor and the undersigned's heirs, legal representatives, successors and assigns and shall inure to the benefit of Owner and Owner's heirs, legal representatives, successors, assigns and sureties.

     EXECUTED this _____ day of ________________, 199___.


                                          _____________________________________


                                           By:_________________________________
                                           Name:_______________________________
                                           Title:______________________________



THE STATE OF TEXAS

COUNTY OF HARRIS

     This instrument was acknowledged before me on _________________, 199___, by ______________________________, __________________________ of and on behalf of
_____________________, a _________________________.


[SEAL]                       ________________________________________________
                             NOTARY PUBLIC IN AND FOR
                             THE STATE OF TEXAS

                             _______________________________________
                             Printed Name of Notary

                             Commission Expires:______________________

                                    EXHIBIT A


TRACT 1:

All that certain 15.109 acres of land, more or less, out of the 30.763 acre tract and the 16.3959 acre tract described in the deed from Shell Oil Company to Sesco Texas Properties Inc. recorded under Harris County Clerk File No. H542197 out of the W.C.R.R. Company Survey, A-929, and the Thomas Earl Survey, A-18, and being more particularly described by metes and bounds as follows:

     All that certain 15.109 acres of land, more or less, out of the 30.763 acre tract and the 16.3959 acre tract described in the deed from Shell Oil Company to Sesco Texas Properties Inc. recorded under Harris County Clerk File No. H542197 out of the W.C.R.R. Company Survey, A-929, and the Thomas Earl Survey, A-18, and being more particularly described by metes and as follows: (All bearings are based on a 344.96 acre tract recorded under Volume 1336, Page 526, H.C.D.R.)

     Commencing at a 5/8" iron rod found at the southeast intersection of Georgia Avenue (100' ROW) and Howard Avenue (80' ROW); Thence S 01 06' 49" E - 1,000.08' along the east right-of-way line of said Georgia Avenue to a point; Thence S 88 52' 36" W - 100.00' to a 5/8" iron rod found marking the northeast corner and the POINT OF BEGINNING of the herein described tract;

     THENCE S 01 06' 49" E - 859.07' along the west right-of-way line of said Georgia Avenue to a 5/8" iron rod set marking the southeast corner of the herein described tract;

     THENCE S 89 03' 18" W at 384.84' passing a found 5/8" iron rod and continuing for a total distance of 769.02' along the north line of the
     10.4683 acre tract described in a deed from Dale L. Sinor and Lou Anne Sinor to Dale L. Sinor, Trustee recorded under H.C.C. File No. P430996 to a 3/4" iron pipe found marking the southwest corner of the herein described tract in the east line of the 5.0304 acre tract described in a deed from Texas Properties Inc. to Houston Marine Containers Inc. recorded under H.C.C. File No. K668803;

     THENCE N 00 52' 20" W - 856.67' along said east line to a 3/4" iron pipe found marking the northwest corner of the herein described tract in the south line of Deer Park Industrial Park, Section 1, according to the plat thereof recorded under Volume 190, Page 85, Harris County Map Records;

     THENCE N 88 52' 32" E - 765.41' along the south line of said Section 1 to the northeast corner and the POINT OF BEGINNING of the herein described tract and containing 15.109 acres of land (658,170 square feet) of land.

TRACT 2:

A 4.3285 acre tract out of a 25.5098 acre tract located in Deer Park Industrial Park Section One (1), Thomas Earl Survey, Abstract No. 18, Deer Park, Harris County, Texas, According to the Plat as recorded in Volume 190, Page 85, Harris County Map Records, and being more particularly described by metes and bound as follows:

     A 4.3285 acre tract out of a 25.5098 acre tract located in Deer Park Industrial Park Section One, Thomas Earl Survey, Abstract No. 18, Deer Park, Harris County, Texas, according to the plat as recorded in Volume 190, Page 85, Harris County Map Records:

     Commencing at the southwest corner of said Deer Park Industrial Park Section One;

     Thence N 88 53' 11" E, along the south line of said Deer Park Industrial Park Section One, a distance of 30.00 feet to the southwest corner of said
     25.5098 acre tract and being the POINT OF BEGINNING of the herein described tract;

     THENCE N 00 48' 12" W, parallel to and 30 feet east of the west line of said Deer Park Industrial Park Section One, a distance of 175.00 feet;

     THENCE N 88 53' 11" E, across said 25.5098 acre tract, a distance of 1076.97 feet to a point on the easterly line of said 25.5098 acre tract;

     THENCE S 01 06' 49" E, 175.00 feet to the most southerly southeast corner of said 25.5098 acre tract and being in the south line of said Deer Park Industrial Park Section One;

     THENCE S 88 53' 11" W, along the south line of Deer Park Industrial Park Section One, a distance of 1077.92 feet to the POINT OF BEGINNING.

                                   EXHIBIT 2.3

                         TERM LOAN AMORTIZATION SCHEDULE

                                   EXHIBIT 2.3


                           Notional                 Amort
                           --------                 -----

                           7,500,000
                           7,462,015               37,985*
                           7,419,937               42,078
                           7,378,666               41,271
                           7,338,200               40,466
                           7,296,907               41,293
                           7,253,148               43,759
                           7,208,504               44,644
                           7,164,559               43,945
                           7,119,716               44,843
                           7,070,792               48,924
                           7,022,460               48,332
                           6,974,712               47,748
                           6,925,987               48,725
                           6,873,188               52,799
                           6,820,861               52,327
                           6,768,991               51,870
                           6,716,061               52,930
                           6,659,064               56,997
                           6,602,406               56,658
                           6,546,070               56,336
                           6,488,582               57,488
                           6,428.477               60,105
                           6,367,157               61,320
                           6,306,011               61,146
                           6,243,615               62,396
                           6,177,169               66,446
                           6,110,767               66,402
                           6,044,380               66,387
                           5,976,635               67,745


Principal payments will be made in up to 28 installments with this installment being the first payment

                                   EXHIBIT 6.8

                         FORM OF COMPLIANCE CERTIFICATE

                             COMPLIANCE CERTIFICATE

     HydroChem Industrial Services, Inc. (the "Borrower"), and Bank One, Texas, National Association (the "Lender"), executed and delivered that certain Loan Agreement dated as of July 17, 1998 (as amended, supplemented and restated from time to time, the "Loan Agreement"). Any term defined in the Loan Agreement and used in this Compliance Certificate shall have the meaning given to it in the Loan Agreement.

     The undersigned, solely in his or her capacity as an officer of the Borrower hereby certifies to the Lender that:

     A. The attached financial statements are (check one) [ ] quarterly financial statements dated __________________, [ ] annual financial statements dated _____________________, and fairly present on a consolidated or consolidating basis, as the case may be, the balance sheet, statements of operations and stockholders equity and cash flows of the Borrower and its Subsidiaries covered thereby as of the date thereof and for the period covered thereby, subject to normal year-end audit adjustments and the omission of any footnotes for any such financial statements that are quarterly financial statements.

     B. As of the date of the attached financial statements and with respect to the Borrower and its Subsidiaries on a consolidated basis, the following are calculated in accordance with the Loan Agreement:

     1. Minimum Consolidated Net Worth

          a. Starting Consolidated Net Worth                 $ 15,000,000

               b. Fifty percent (50%) of cumulative
                  quarterly Consolidated Net Income
                  since September 30, 1997 for each
                  fiscal quarter ending after that
                  date during which the Borrower has
                  positive Consolidated Net Income           $__________________

               c. Eighty percent (80%)of net proceeds
                  of equity issuances from 9/30/97           $__________________

               d. Minimum Consolidated Net Worth             $__________________
                  (a plus b plus c)

               e. Consolidated Net Worth                     $__________________

     2. Fixed Charge Coverage Ratio

               a. Consolidated Net Income                    $__________________

               b. Consolidated Interest Expense              $__________________

               c. Taxes                                      $__________________

               d. Consolidated Interest Income               $__________________

               e. Extraordinary Gains                        $__________________

               f. Consolidated Depreciation and Amortization $__________________

               g. EBITDA                                     $__________________

               h. Cash taxes                                 $__________________

               i. Capital Expenditures                       $__________________

               j. Adjusted   EBITDA
                  (g minus the sum of h and i)               $__________________

               k. Debt Service                               $__________________

               l. Cash dividends                             $__________________

               m. Fixed Charge Coverage Ratio
                  (Ratio of j to the sum of
                   k and l; not less than 1.0 to 1.0)          ______ to ______

     C.  To  the  best  of  my  knowledge   after  due   inquiry,   all  of  the
representations and warranties contained in the Loan Agreement are true and correct in all material respects on the date hereof as if made on the date hereof except, (i) to the extent such representation and warranty relates solely to an earlier date in which case it shall have been true and correct as of such earlier date, or (ii) as to the following matters: [Describe or attach a schedule of all such representations and warranties that are no longer true or correct and, if applicable, what action the Borrower has taken or proposes to take].

                _____________________________________

                _____________________________________

                _____________________________________


     D. (Check either 1 or 2) To the best of my knowledge after due inquiry:

          [__] 1. As of the date hereof, no Default or Event of Default has occurred and is continuing.

          [__] 2. As of the date hereof, no Default or Event of Default has occurred and is continuing except the following matters: [Describe all such Defaults or Events of Default, specifying the nature, duration and status thereof and what action the Borrower has taken or proposes to take with respect thereto].

                _____________________________________

                _____________________________________

                _____________________________________



Date: _________________, __

                                   HYDROCHEM INDUSTRIAL SERVICES, INC.,
                                   a Delaware corporation

                                   By:___________________________________
                                   Name:_________________________________
                                   Title:________________________________